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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COMMSCOPE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
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March 25, 2008

Dear Stockholder:

        You are cordially invited to the Annual Meeting of Stockholders (the "Annual Meeting") of CommScope, Inc., a Delaware corporation (the "Company"), to be held on May 2, 2008 at 1:30 p.m., local time, at the JPMorgan Chase Bank, 270 Park Avenue, 11th Floor, New York, New York 10017.

        At the Annual Meeting we will review the Company's activities in 2007, including our acquisition of Andrew Corporation, as well as the outlook for 2008. Details of the business to be conducted and the matters to be considered at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

        It is important that your shares be represented at the Annual Meeting, whether or not you are able to attend personally. You are therefore urged to complete, sign, date and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States. If your shares of stock are held in a participating bank or brokerage account, you may be eligible to vote over the Internet or by telephone, as an alternative to mailing the traditional proxy card. Please see "Voting over the Internet or by Telephone" in the Proxy Statement for further details.

        You are, of course, welcome to attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted over the Internet or by telephone.

Sincerely,

Frank M. Drendel Chairman of the Board and Chief Executive Officer

COMMSCOPE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders (the "Annual Meeting") of CommScope, Inc. (the "Company") will be held on May 2, 2008, at 1:30 p.m., local time, at the JPMorgan Chase Bank, 270 Park Avenue, 11th Floor, New York, New York 10017.

        The Annual Meeting will be conducted:

  1.
  To consider and act on the following proposals, which are described in the accompanying Proxy Statement:

Proposal One:	To elect two Class II directors for terms ending at the 2011 Annual Meeting of Stockholders.
Proposal Two:
To re-approve the material terms of the performance goals set forth under the Annual Incentive Plan as required under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder.
Proposal Three:	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2008 fiscal year.
  2.
  To transact such other business as may properly come before the Annual Meeting.

        Stockholders of record at the close of business on March 10, 2008 will be entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,
Sincerely,

Frank B. Wyatt, II Secretary

March 25, 2008

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ELECTED TO RECEIVE THE 2008 PROXY STATEMENT AND 2007 ANNUAL REPORT OVER THE INTERNET, YOU WILL NOT RECEIVE A PAPER PROXY AND YOU SHOULD VOTE ONLINE, UNLESS YOU CANCEL YOUR ENROLLMENT. IF YOUR SHARES ARE HELD IN A PARTICIPATING BANK OR BROKERAGE ACCOUNT AND YOU DID NOT ELECT TO RECEIVE MATERIALS OVER THE INTERNET, YOU MAY BE ELIGIBLE TO VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. PLEASE SEE "VOTING OVER THE INTERNET OR BY TELEPHONE" IN THE PROXY STATEMENT FOR FURTHER DETAILS. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERY TO THE COMPANY OF A SUBSEQUENTLY EXECUTED PROXY OR A WRITTEN NOTICE OF REVOCATION OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

i

BENEFICIAL OWNERSHIP OF COMMON STOCK	32
PROPOSAL TWO: RE-APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE ANNUAL INCENTIVE PLAN	35
PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	40
STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2009 ANNUAL MEETING	42
SOLICITATION OF PROXIES	42
STOCKHOLDERS SHARING THE SAME ADDRESS	42
OTHER MATTERS	43
ANNUAL REPORT ON FORM 10-K	43
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS	43
APPENDIX A	A-1

ii

COMMSCOPE, INC.

1100 CommScope Place, S.E., P.O. Box 339
Hickory, North Carolina 28602

PROXY STATEMENT

        This Proxy Statement (the "Proxy Statement") is being furnished to the stockholders of CommScope, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on May 2, 2008 at 1:30 p.m., local time, at the JPMorgan Chase Bank, 270 Park Avenue, 11th Floor, New York, New York 10017, and any adjournment or postponement thereof.

        At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: Proposal One: To elect two Class II directors for terms ending at the 2011 Annual Meeting of Stockholders; Proposal Two: To re-approve the material terms of the Performance Goals under the Annual Incentive Plan; and Proposal Three: To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2008 fiscal year.

        The Board of Directors of the Company recommends a vote FOR approval of each of these proposals.

        The Board of Directors of the Company has fixed the close of business on March 10, 2008 (the "Annual Meeting Record Date") as the record date for determining the holders of outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On that date, there were 67,394,991 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, each entitled to one vote on all matters to be acted upon. The Notice of Annual Meeting of Stockholders, this Proxy Statement and the form of proxy are first being mailed or sent electronically on or about March 25, 2008 to each stockholder entitled to vote at the Annual Meeting.

VOTING AND REVOCATION OF PROXIES

Voting

        Only holders of record of shares of Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at the Annual Meeting.

        Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum, as will broker non-votes. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no such voting instructions are given. Under the rules of the New York Stock Exchange (the "NYSE"), brokers may vote in their discretion in the absence of instructions from beneficial owners with respect to the election of directors (Proposal One), the re-approval of the material terms of the Performance Goals under the Annual Incentive Plan (Proposal Two) and the proposal to ratify the appointment of Ernst & Young LLP (Proposal Three). For purposes of determining the number of votes cast with respect to any matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. For purposes of determining whether the affirmative vote of the holders of a majority of the shares entitled to vote on a proposal and present at the Annual Meeting has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote.

Votes Required for the Proposals

  Proposal One: Election of Two Class II Directors

        The affirmative vote of a plurality of the shares of Common Stock entitled to vote thereon, and present in person or represented by proxy, at the Annual Meeting is required to elect the directors nominated pursuant to Proposal One. For purposes of Proposal One, abstentions and broker non-votes will not affect the plurality vote required.

  Proposal Two: Re-approval of the material terms of the Performance Goals under the Annual Incentive Plan

        The affirmative vote of a majority of votes cast on Proposal Two is required to approve such proposal. For purposes of Proposal Two, abstentions will have the effect of a vote against the proposal and broker non-votes will reduce the total votes cast on the proposal and, therefore, have the effect of reducing the number of affirmative votes required to achieve the majority vote.

  Proposal Three: Ratification of the Appointment of the Independent Registered Public Accounting Firm

        The affirmative vote of a majority of the shares of Common Stock entitled to vote thereon, and present in person or represented by proxy, is required to approve Proposal Three. For purposes of Proposal Three, abstentions will have the effect of a vote against the proposal and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

        All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for a particular proposal on a proxy, such proxy will be voted in accordance with the Board of Directors' recommendations as set forth herein with respect to such proposal.

        In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such adjournment.

Voting over the Internet or by Telephone

        Stockholders whose shares are registered in the name of a bank or brokerage firm and who elected to receive the Company's 2007 Annual Report and this Proxy Statement over the Internet will be receiving an e-mail on or about March 25, 2008 with information on how to access stockholder information and instructions for voting. If your shares are registered in the name of a participating bank or brokerage firm and you have not elected to receive the Company's 2007 Annual Report and this Proxy Statement over the Internet, you may be eligible to vote your shares over the Internet or by telephone. A number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.'s Shareholder Preference Database program. This program provides eligible stockholders who receive a paper copy of a company's annual report and proxy statement the opportunity to vote over the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge Financial Solutions, Inc.'s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed postage-paid envelope provided.

Revocation

        Any stockholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice of revocation to the Secretary of the Company or by executing a later-dated proxy. In addition, voting by telephone, Internet or mail will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

PROPOSAL ONE: ELECTION OF DIRECTORS

        The Company's Board of Directors currently consists of seven directors divided into three classes, Class I, Class II and Class III, with members of each class holding office for staggered three-year terms and until their successors have been duly elected and qualified. There are currently: three Class I Directors, whose terms expire at the 2010 Annual Meeting of Stockholders; two Class II Directors, whose terms expire at the Annual Meeting; and two Class III Directors, whose terms expire at the 2009 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

        If either or both of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board of Directors has no knowledge that either nominee will or may be unable to serve or will or may withdraw from nomination. Both of the nominees are presently serving as directors of the Company. Information concerning the nominees for director is set forth below.

Nominees for Terms Ending at the 2011 Annual Meeting of Stockholders

        June E. Travis, age 68, has been Executive Vice President of the Binning Family Foundation, a non-profit organization dedicated to helping youth develop technology and leadership skills, since 2000. Ms. Travis served as Executive Vice President and Chief Operating Officer of the National Cable and Telecommunications Association (the "NCTA") from 1994 to 1999. Prior to 1994, Ms. Travis served as the President and Chief Operating Officer of Rifkin & Associates, a Denver-based cable television operator. Ms. Travis serves on a number of non-profit boards of directors and was inducted into the Cable Television Hall of Fame in 2004.

        James N. Whitson, age 73, served, until March 2003, as a director of Sammons Enterprises, Inc. ("SEI"), a privately-owned company engaged in life insurance and equipment sales and rentals since 1973. Mr. Whitson served as Executive Vice President and Chief Operating Officer of SEI from 1989 until 1998, when he retired. He is a director/trustee of the Seligman Group of Investment Companies ("Seligman").

        Each of Ms. Travis and Mr. Whitson is an independent director nominee.

        The Board of Directors of the Company recommends a vote "FOR" each of the foregoing nominees as a director of the Company. Proxies will be voted "FOR" each of the foregoing nominees as a director of the Company, unless otherwise specified in the proxy.

MANAGEMENT OF THE COMPANY

Board of Directors of the Company

        The following table sets forth the names, in alphabetical order, of and information as to, the persons who currently serve as directors of the Company. Each of Messrs. Drendel, George, Hutton and Whitson has served as a director since July 28, 1997, when the Company was spun-off (the "Spin-Off") from its former parent company, General Instrument Corporation; Ms. Travis has served since February 21, 2002; and each of Dr. Okubo and Mr. Smith has served since April 1, 2005.

Name, Age and Current Principal Occupation	Term Expires	Information
Frank M. Drendel, 63 Chairman and Chief Executive Officer of the Company	2009
		Frank M. Drendel has been Chairman and Chief Executive Officer of the Company since the Spin-Off. He served as a director of GI Delaware, a subsidiary of General Instrument Corporation, and its predecessors from 1987 to 1992. He was a director of General Instrument Corporation from 1992 until the Spin-Off and NextLevel Systems, Inc. (which was renamed General Instrument Corporation) from the Spin-Off until January 5, 2000. He served as President and Chairman of CommScope, Inc. of North Carolina ("CommScope NC") from 1986 to 1997, and has served as Chief Executive Officer of CommScope NC since 1976. From 1971 to 1976, Mr. Drendel has held various positions with CommScope NC. He is a director of Sprint Nextel Corporation (but will not be standing for reelection at their 2008 annual meeting) and a director of the NCTA. Mr. Drendel was inducted into the Cable Television Hall of Fame in 2002.
Boyd L. George, 66 Chairman of the Board and Chief Executive Officer of Alex Lee, Inc. *	2010
		Boyd L. George is Chairman of the Board and Chief Executive Officer of Alex Lee, Inc. (subsidiaries of Alex Lee, Inc. include: Merchants Distributors, Inc., a wholesale food distributor; Institution Food House, Inc., a foodservice distributor; and Lowe's Food Stores, Inc., a retail operation). Mr. George has been Chairman and Chief Executive Officer of Alex Lee, Inc. since the company was founded in 1992 and served as President from 1992 to 1995. Mr. George joined a subsidiary of Alex Lee, Inc. in 1969 and has served, and continues to serve, in various positions, including Vice Chairman and Chief Executive Officer, for such subsidiary as well as for other subsidiaries.
George N. Hutton, Jr., 78 Private Investor *	2010	George N. Hutton, Jr. is and has been a private investor for more than 15 years.

Katsuhiko (Kat) Okubo, 66 President and Founder, Okubo Technology Management Inc., and former telecommunications executive *	2010
		Katsuhiko (Kat) Okubo is President of Okubo Technology Management Inc., a private consulting firm he founded in October 2004. He was an advisor to Furukawa Electric Co., Ltd. ("Furukawa"), a designer, manufacturer, and supplier of optical fiber and cables, from June 2004 until March 2005. From 1965 to 2004, Dr. Okubo held various positions with Furukawa in the areas of research and development, manufacturing and business development. From June 1999 until June 2004, Dr. Okubo served as a Corporate Director and a Corporate Senior/Executive Vice President of Furukawa, and was involved in the formation of OFS BrightWave, LLC, a joint venture between the Company and Furukawa formed to operate certain fiber optic cable and transmission fiber assets acquired from Lucent Technologies Inc. Dr. Okubo is also the author of a highly regarded Japanese textbook on optical fiber technologies.
Richard C. Smith, 63 Consultant and former executive of a broadband telecommunications manufacturer/distributor *	2009
		Richard C. Smith has worked as a private consultant in the broadband industry since January 2005. From January 2000 to December 2004, Mr. Smith served as Corporate Vice President & Director of Business Development, Broadband Communications Section of Motorola, Inc., a global communications company providing seamless mobility products and solutions across broadband, embedded systems and wireless networks. From 1983 to 2000, Mr. Smith held various executive positions with General Instrument Corporation, including Executive Vice President from 1998 to 2000 and Vice President, Taxes and Corporate Treasurer from 1991 to 1997.
June E. Travis, 68 Officer of a non-profit organization and former cable television executive *	2008
		June E. Travis has been Executive Vice President of the Binning Family Foundation, a non-profit organization dedicated to helping youth develop technology and leadership skills, since 2000. Ms. Travis served as Executive Vice President and Chief Operating Officer of the NCTA from 1994 to 1999. Prior to 1994, Ms. Travis served as the President and Chief Operating Officer of Rifkin & Associates, a Denver-based cable television operator. Ms. Travis serves on a number of non-profit boards of directors and was inducted into the Cable Television Hall of Fame in 2004.

James N. Whitson, 73 Director of various organizations *	2008
James N. Whitson served, until March 2003, as a director of Sammons Enterprises, Inc. ("SEI"), a privately-owned company engaged in life insurance and equipment sales and rentals since 1973. Mr. Whitson served as Executive Vice President and Chief Operating Officer of SEI from 1989 until 1998, when he retired. He is a director/trustee of Seligman.

*
denotes independent director

Compensation of Directors

DIRECTOR COMPENSATION TABLE

        The table below sets forth a summary of the compensation for the year ended December 31, 2007 earned by or paid to the non-employee directors of the Company during 2007.

Name	Fees earned or paid in cash	Stock Awards(1)	Option Awards(2)	Total
Boyd L. George	$61,250	$60,000	—	$121,250

George N. Hutton, Jr.	$56,250	$60,000	—	$116,250

Katsuhiko Okubo	$56,250	$60,000	$36,869	$153,119

Richard C. Smith	$68,750	$60,000	$36,869	$165,619

June E. Travis	$65,000	$60,000	$35,321	$160,321

James N. Whitson	$56,250	$60,000	—	$116,250

(1)
The grant date fair value of directors' share awards granted during 2007, computed in accordance with FAS 123(R), was $60,000 for each non-employee director, and the aggregate number of shares in respect of share awards outstanding on December 31, 2007 was 1,062 for each non-employee director.

(2)
The aggregate number of shares subject to option awards outstanding on December 31, 2007 were as follows: 52,000 for Mr. George; 32,000 for Mr. Hutton; 10,334 for Mr. Okubo; 20,000 for Mr. Smith; 45,000 for Ms. Travis and 52,000 for Mr. Whitson.

        Prior to 2007, the CommScope, Inc. 2006 Long Term Incentive Plan (the "2006 LTIP") provided that each non-employee director, upon initial election to the Board of Directors, would receive an automatic grant of 1,000 shares of Common Stock that vested immediately and an option to purchase 7,000 shares of Common Stock (which option became exercisable in three equal installments beginning on the first anniversary of the date of grant) on each August 1st following such election as long as he or she was still serving on the Board of Directors, at an exercise price per share equal to the fair market value of the underlying shares of Common Stock on the date of grant. On February 28, 2007, however, the Board of Directors approved certain changes to director compensation. Effective April 1, 2007, non-employee directors will receive an annual cash fee of $60,000 (paid in quarterly installments), and the Audit Committee chairperson, Compensation Committee chairperson and Nominating and Corporate Governance Committee chairperson will receive additional annual cash fees of $15,000, $10,000 and $5,000, respectively (paid in quarterly installments). In addition, under the 2006 LTIP, the automatic grants of 1,000 options upon initial election to the Board of Directors and annual grants of 7,000 options were discontinued. These were replaced with automatic grants on August 1 of each year of share awards having a fair market value of $60,000 on the date of grant, with the issuance of shares of Common Stock thereunder occurring on the next July 31.

Independence of Board Members

        The Board of Directors has adopted Corporate Governance Guidelines which meet the listing standards adopted by the NYSE. The Corporate Governance Guidelines are available on our website (www.commscope.com). Pursuant to the Corporate Governance Guidelines, for a director to be deemed "independent," the Board must affirmatively determine that the director does not have any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board has developed the following categorical standards to assist in determining independence:

  •
  A director will not be independent if, within the preceding three years:

  •
  the director was an employee, or an immediate family member of the director was an executive officer, of the Company;

  •
  the director or an immediate family member of the director received, during any twelve-month period, more than $100,000 in direct compensation from the Company (other than director and committee fees and pensions or other forms of deferred compensation in no way contingent on continued service);

  •
  the director or an immediate family member of the director was (but is no longer) a partner or employee of the firm that is the Company's internal or external auditor and personally worked on the Company's audit within such three-year period; or

  •
  the director or an immediate family member of the director is, or has been, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that other company's compensation committee.

  •
  A director will not be independent if:

  •
  the director or an immediate family member of the director is a current partner of a firm that is the Company's internal or external auditor;

  •
  the director is a current employee of a firm that is the Company's internal or external auditor; or

  •
  an immediate family member of the director is a current employee of a firm that is the Company's internal or external auditor and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice.

  •
  A director will not be independent if the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that made payments to, or received payments from, the Company which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues.

  •
  A director will not be independent if, during the Company's last fiscal year:

  •
  the director or an immediate family member of the director served as a director or an executive officer of another company which was indebted to the Company, or to which the Company was indebted, and the total amount of either company's indebtedness to the other exceeded 1% of the total consolidated assets of the other company for which he or she served as a director or executive officer;

    •
    the director or an immediate family member of the director served as a director or an executive officer of a charitable or other tax-exempt organization and within the preceding three years the Company's discretionary contributions to the organization in any single fiscal year exceeded the greater of $1 million or 2% of that organization's consolidated gross revenues; or

    •
    the director or an immediate family member of the director served as a director, executive officer, general partner or significant equity holder (10% or greater) of an entity that was a paid provider of professional services (i.e., legal, accounting, or financial) to the Company if the payments for such services exceeded $100,000 for such year.

        For purposes of these standards, "immediate family member" includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such director's home and "executive officer" has the same meaning specified for the term "officer" in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors annually reviews the independence of its non-employee directors. Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation as "independent."

        The Board of Directors, in compliance with the Corporate Governance Guidelines, undertook a review of director independence and considered the transactions and relationships between its current directors, their immediate family members and their affiliates, on the one hand, and the Company, its subsidiaries and its senior management, on the other hand. As a result of this review, the Board has affirmatively determined that Messrs. George, Hutton, Okubo, Smith and Whitson and Ms. Travis are independent directors under the standards set forth in the Corporate Governance Guidelines, and are also "independent directors" as defined in the Corporate Governance Rules of the NYSE.

Committees of the Board of Directors—Board Meetings

        The Board of Directors of the Company held five meetings in 2007. Each director attended at least 75% of the total number of meetings of the Board of Directors and at least 75% of the total number of meetings of the Board Committees on which he or she served.

        The Company has Audit, Compensation, Nominating and Corporate Governance, and Executive Committees of the Board of Directors.

        Audit Committee.    The Audit Committee's principal functions are (i) to oversee the Company's accounting and financial reporting processes and audits of the Company's financial statements; (ii) to prepare a report for inclusion in the Company's Annual Proxy Statement in compliance with applicable federal securities laws; and (iii) to assist the Board of Directors to oversee: the integrity of the Company's financial statements; the appropriateness of the Company's accounting policies and procedures; the Company's compliance with legal and regulatory requirements; the independent registered public accounting firm's qualifications, performance and independence; the performance of the Company's internal audit function; the sufficiency of the independent registered public accounting firm's review of the Company's financial statements; and management's report on internal controls. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent registered public accounting firm. The members of the Audit Committee are Messrs. George, Hutton, Okubo, Smith (Chairman) and Whitson and Ms. Travis. The Company's Board of Directors has determined that each member of the Audit Committee is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended, and that each member of the Audit Committee is an "independent director" both as defined in the Corporate Governance Rules of the NYSE and under the standards set forth in the Company's Corporate Governance Guidelines. The Audit Committee operates under a written Audit Committee Charter adopted by the Board of Directors, a copy of which is available on our website (www.commscope.com). The Audit Committee held twelve meetings in 2007.

        James N. Whitson currently serves on the audit committees of the boards of directors of three related Seligman closed end mutual funds (all of which have identical Seligman board compositions), which funds are publicly traded. The Board of Directors, having reviewed, considered and discussed Mr. Whitson's simultaneous service on the audit committees of the Seligman funds, has affirmatively determined that Mr. Whitson's simultaneous service on the audit committees of the Seligman funds does not impair his ability to effectively serve on the Company's Audit Committee.

        Compensation Committee.    The Compensation Committee establishes and annually reviews the Company's overall compensation philosophy and policy. The Compensation Committee administers the equity-based and other incentive plans of the Company, and in this capacity, it makes and reviews and has the authority to approve recommendations for equity grants or awards under these plans. In addition, the Compensation Committee determines and approves the compensation of the Chief Executive Officer and reviews and has the authority to approve recommendations from the Chief Executive Officer and the Compensation Committee's compensation consultant for the compensation of other senior executives, reviews and discusses the Company's Compensation Discussion and Analysis with management, and produces a report on executive compensation for inclusion in the Company's Annual Proxy Statement in compliance with applicable federal securities laws. The Compensation Committee also establishes policies dealing with various compensation and employee benefit plans for the Company. In conducting its role of establishing and managing the Company's compensation program, the Compensation Committee engaged the services of Towers Perrin, an independent, third-party compensation consultant, to gather data and provide advice regarding the Company's pay philosophy and strategy. The Compensation Committee engaged the consultant to provide general executive compensation consulting services and to respond to any Committee member's questions and to management's need for advice and counsel. In addition, the consultant performs special executive compensation projects and consulting services from time to time as directed by the Committee. The consultant reports to the Compensation Committee's Chairperson. Pursuant to the Committee's charter, the Committee has the power to retain and terminate such consultant and engage other advisors. The Compensation Committee at least annually conducts a review of compensation for members of the Board of Directors, including compensation for members of the Board of Directors for their services on committees of the Board of Directors.

        The members of the Compensation Committee are Messrs. George, Hutton, Okubo, Smith and Whitson and Ms. Travis (Chairperson), each of whom is an "independent director" both as defined in the Corporate Governance Rules of the NYSE and under the standards set forth in the Company's Corporate Governance Guidelines. The Compensation Committee operates under a written Compensation Committee Charter adopted by the Board of Directors, a copy of which is available on our website (www.commscope.com). The Compensation Committee held three meetings in 2007.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee's principal functions are to identify and screen individuals qualified for nomination to the Board of Directors, consistent with criteria approved by the Board of Directors; recommend director nominees for election at stockholders' meetings, as well as individuals to fill any vacancies on the Board of Directors that arise between such meetings; recommend directors for appointment to committees of the Board of Directors; recommend Corporate Governance Guidelines applicable to the Company and any amendments thereto; and evaluate the performance of the Board of Directors; review and report on stockholder proposals; and, in conjunction with the Compensation Committee, oversee the performance of management. The members of the Nominating and Corporate Governance Committee are Messrs. George (Chairman), Hutton, Okubo, Smith and Whitson and Ms. Travis, each of whom is an "independent director" both as defined in the Corporate Governance Rules of the NYSE and under the standards set forth in the Company's Corporate Governance Guidelines. The Nominating and Corporate Governance Committee operates under a written Nominating and Corporate Governance Committee Charter adopted by the Board of Directors, a copy of which is available on our website (www.commscope.com). The Nominating and Corporate Governance Committee held two meetings in 2007.

        The Nominating and Corporate Governance Committee will consider nominees for election as director that are recommended by stockholders. The Nominating and Corporate Governance Committee will select nominees for the Board of Directors who possess at a minimum the following characteristics: knowledge about issues affecting the Company; personal integrity; loyalty to the Company and concern for its success and welfare; time available for meetings and consultation on Company matters; and a willingness to apply sound and independent business judgment. The Nominating and Corporate Governance Committee may conduct any inquiries into the backgrounds and qualifications of candidates it deems appropriate. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on whether candidates were recommended by stockholders or not.

        Stockholders may propose director candidates for consideration by the Board's Nominating and Corporate Governance Committee. Any such recommendation should include the nominee's name and qualifications for Board membership and should be directed to CommScope, Inc., Attn: Corporate Secretary, 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602.

        In addition, the Company's By-laws permit stockholders to nominate directors for election at an annual stockholders' meeting. Each nomination must state: the nominee's name, age, business address, residence address and principal occupation or employment; the number of shares of the Company's stock owned beneficially or of record by the nominee; and any other information about the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. In addition, the nomination must include: the stockholder's name and record address; the number of shares of the Company's stock owned beneficially or of record by the stockholder; a description of any arrangements between the stockholder, each proposed nominee and any other persons under which the nominations are to be made by such stockholder; a representation that the stockholder intends to appear (in person or by proxy) at the meeting to nominate the persons named in the notice; and any other information about the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Nominations must also contain the written consent of each proposed nominee to be named as nominee and to serve as director if elected. Stockholder nominations must be received by the Company generally not less than 60 days nor more than 90 days in advance of an annual stockholders' meeting.

        Executive Committee.    The Executive Committee has the authority to exercise all powers and authority of the Company's Board of Directors that may be lawfully delegated to it under Delaware law. It meets between regularly scheduled meetings of the Company's Board of Directors to take such action as is necessary for the efficient operation of the Company. The members of the Executive Committee are: Messrs. Drendel (Chairman), Whitson and George. The Executive Committee did not hold any meetings in 2007.

        Executive Sessions.    Non-management directors met in executive session without management during each meeting of the Board of Directors in 2007. The presiding director at executive sessions of the Board of Directors is rotated annually among the chairs of the committees of the Board of Directors (other than the Executive Committee) in alphabetical order by committee name. Mr. George, the current Chairman of the Nominating and Corporate Governance Committee, is the presiding director at executive sessions of the Board of Directors in 2008.

Interested Party Communications

        Interested parties may communicate directly either with the presiding director at executive sessions of the Board of Directors or with the non-management directors as a group by sending a communication c/o the Corporate Secretary of the Company at CommScope, Inc., 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602. Any such communications should be specifically directed to the attention of the presiding director or the non-management directors as a group, as applicable. All communications will be compiled by the Corporate Secretary of the Company and submitted to the appropriate directors on a periodic basis.

Available Information

        Our website (www.commscope.com) contains copies of our Code of Ethics and Business Conduct, Code of Ethics for Principal Executive and Senior Financial and Accounting Officers (including any subsequent amendments thereto or waivers therefrom), Corporate Governance Guidelines and the Charters of our Nominating and Corporate Governance, Audit and Compensation Committees, each of which can be downloaded free of charge.

        Printed copies of our Code of Ethics and Business Conduct, Code of Ethics for Principal Executive and Senior Financial and Accounting Officers, Corporate Governance Guidelines, Charters of our Nominating and Corporate Governance, Audit and Compensation Committees and any of our reports on Form 10-K, Form 10-Q and Form 8-K and all amendments to those reports, can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any stockholder who requests them from our Investor Relations Department:

Investor Relations
CommScope, Inc.
1100 CommScope Place, SE
P.O. Box 339
Hickory, North Carolina 28602
U.S.A.
Phone: (828) 324-2200
Fax: (828) 323-4849
E-mail: investor.relations@commscope.com

Stockholder Communications with Board Members

        The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors, or any of the individual directors, c/o the Corporate Secretary of the Company at CommScope, Inc., 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board of Directors or the individual directors, as applicable, on a periodic basis. In addition, all directors are invited, but not required, to attend our annual meetings. None of the directors, other than Mr. Drendel, attended our 2007 annual meeting.

Stockholder Rights Plan Expiration

        The Company's Rights Agreement dated June 12, 1997, as amended, expired by its terms on June 12, 2007. The Board of Directors has determined that it is not in the best interests of the stockholders to replace the expired Rights Agreement with a new agreement at this time. Consistent with its fiduciary duties, the Board of Directors always has the right to approve a new rights agreement at any time it deems such an agreement is appropriate.

Certain Relationships and Related Transactions

        Frank M. Drendel, Chairman and Chief Executive Officer of the Company, was a director of Sprint Nextel Corporation, a provider of a comprehensive range of wireless and wireline communications services, during 2007. On February 27, 2008, Mr. Drendel notified Sprint Nextel Corporation that he will not to stand for re-election at its next annual meeting of stockholders to be held on May 13, 2008. In 2007, Sprint Nextel Corporation and its affiliates purchased products from the Company for an aggregate amount representing less than 2% of the Company's 2007 net sales.

        The Company believes that the terms of the transactions described above were no less favorable to the Company than the terms which could be obtained from unrelated third parties.

        The Company's Board of Directors has adopted a written policy with respect to related party transactions that is designed to monitor and ensure the proper review, approval, ratification and disclosure of related party transactions involving the Company. The Board of Directors determined that the Audit Committee is the appropriate Committee to review, approve and ratify "Related Party Transactions" (as defined in the policy), except that the Compensation Committee shall review, approve and ratify Related Party Transactions involving compensation.

        Under the policy, management brings to the Audit Committee (or the Compensation Committee, as applicable) for review the proposed Related Party Transaction. After appropriate review (which includes consideration of the financial terms of such transaction), the applicable committee will approve such Related Party Transaction if it is consistent with the policy and is on terms, taken as a whole, which the applicable committee believes are no less favorable to the Company than could be obtained in an arms-length transaction with an unrelated third party. Management also brings to the Audit Committee (or the Compensation Committee, as applicable) for its review and approval any proposed material modification to any previously approved Related Party Transaction. If it is not practical for the applicable committee to review in advance a particular Related Party Transaction or material modification thereto, management brings to the applicable committee for its ratification such Related Party Transaction or modification and makes such changes, if any, as the applicable committee so directs. Any Related Party Transaction or modification which has been approved or ratified by the Board of Directors, by the affirmative vote of a majority of directors who do not have a direct or indirect material interest in such Related Party Transaction, need not be approved or ratified by the Audit Committee (or the Compensation Committee, as applicable).

        For purposes of this policy, a "Related Party" is (i) any director, nominee for director or executive officer of the Company, (ii) any beneficial holder of more than 5% of the outstanding common stock of the Company; or (iii) any immediate family member of a director, director nominee or executive officer of the Company or of a beneficial holder of more than 5% of the outstanding common stock of the Company; an "immediate family member" means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law and sister-in-law and any other person (other than a tenant or employee) sharing the same household.

        For purposes of this policy, a "Related Party Transaction" is a transaction (including, but not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships) in which the Company is a participant and the amount involved exceeds $100,000, and in which any Related Party had or will have a direct or indirect material interest; a person's interest is not be deemed to be "an indirect material interest" if it arises only (i) from such person's position as a director of another entity, (ii) from the direct or indirect ownership by such person and all other Related Parties, in the aggregate, of a less than 10% equity interest in another entity, (iii) from both (i) and (ii), or (iv) from such person's position as a limited partner in a partnership in which such person and all other Related Parties have an interest of less than 10% and such person is not a general partner of and does not hold another position in the partnership.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "Commission") and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5 and to provide the Company with copies of such reports. The Company undertakes to make such filings on Forms 3, 4 and 5 on behalf of its directors and officers. Based solely on a review of the reports filed by the Company on behalf of its directors and officers, the reports provided to the Company and on written representations of certain reporting persons that no Form 5 report was required to be filed by them, the Company believes that, during the year ended December 31, 2007, its officers and directors and holders of more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements with the exception of the following filings: each of Messrs. George, Hutton, Okubo, Smith and Whitson and Ms. Travis filed a Form 4 on August 13, 2007 reflecting the Company's grant of share awards to him or her on August 1, 2007 (with issuance of the shares of Common Stock thereunder scheduled to occur on July 31, 2008).

Executive Officer Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee, which is comprised entirely of non-employee directors, oversees the compensation program of named executive officers. The principal objectives of the Company's compensation program with respect to executives are as follows:

  •
  Provide compensation opportunities that enable the Company to attract superior talent in a highly competitive industry;

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  Retain key employees and reward outstanding achievement;

  •
  Foster management's performance in order to produce financial results that the Compensation Committee believes will enhance the long-term interests of the stockholders; and

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  Align management's interests with those of the stockholders and encourage executives to have equity stakes in the Company.

        To meet these objectives, the compensation program is designed to provide for fair and competitive fixed compensation while creating significant upside potential for exceptional performance. Moreover, a significant portion of named executive officers' compensation is equity-driven because the Compensation Committee believes that equity incentives are an effective tool to further the Company's goal of aligning the executives' interests with stockholders. The compensation program for the Company's named executive officers is composed of the following primary elements: base pay, annual incentive, equity compensation and the CommScope, Inc. Supplemental Executive Retirement Plan ("SERP").

2007 Compensation Elements

  Base Pay

        In 2007, the key consideration used in setting the base pay levels of our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer was the practices of the Company's peer group of industry competitors (described more fully below under the sub-heading "Peer Group"), supplemented by the pay practices of companies of similar size in the industry. For our other named executive officers, the key consideration in setting the base pay levels was general industry practices. Since mid-year 2005, the Compensation Committee has worked to bring the Company's compensation levels closer to the median reflected in peer group analyses and general industry survey data. Rather than making adjustments in 2005 to bring executive pay immediately in line with the desired competitive positioning, the Compensation Committee decided to make these adjustments over a multi-year period, and has determined that current base salaries are generally competitive with these targets. While the Compensation Committee believes that a reasonable and competitive rate of base pay is necessary, it believes that linking a greater portion of executives' pay with performance through other elements of compensation both fosters superior performance of existing management and attracts high achievers. In addition to reviewing industry data, the Compensation Committee and the Board of Directors review the named executive officers' performance each year and may adjust salary accordingly. In 2007, the Compensation Committee approved salary increases for our named executive officers ranging from approximately 10% to 22%. The increases were based on each named executive officer's individual services rendered, level and scope of responsibility and experience, as well as comparisons to market pay practices, including those of the peer group (as applicable).

  Annual Incentive

        In 2007, the Company's incentive program and award targets thereunder were designed to provide incentive-based targeted payouts within a competitive range of the median level of our peer group (with respect to our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) or of general industry practices (with respect to other named executive officers), with significant upside potential for extraordinary performance.

        The CommScope, Inc. Annual Incentive Plan ("AIP") is an incentive program that covers approximately 875 employees, including the named executive officers, and takes into account Company and individual performance when determining plan payouts. In 2007, the measure of corporate and operating unit performance used to determine the incentive payments to the named executive officers under the AIP was operating income (adjusted as described below) ("AIP Adjusted Operating Income"), which the Company believes is one of the key drivers leading to the creation of stockholder value. This performance measure was defined as the "Operating Income (Loss)" as reflected on the Company's Consolidated Statement of Operations for 2007, increased or decreased by the following items: (1) impairment charges for goodwill or other long lived assets including fixed assets and investments; (2) any acquisition or divestiture related expenses, gains or losses, including one-time start up and transition costs, amortization of any inventory related fair value adjustments, in process research and development write-offs, and other business acquisition purchase accounting adjustments; (3) any gains or losses on disposal of long lived assets including property, plant and equipment; (4) any restructuring costs; and (5) gains or losses resulting from changes to the Company's net tax receivable for Brazilian taxes (e.g., federal, state, local or other similar value added taxes) recorded as of December 31, 2006. In addition, adjustments shall be made with respect to this determination to reflect any unanticipated change in accounting standards that affect the calculation of operating income (loss) as reflected on the Company's Consolidated Statement of Operations for 2007.

        In 2007, an employee's award (other than that of the Chief Executive Officer) could have been adjusted up or down based on his or her individual performance results. These individual performance percentages by which awards could have been multiplied vary by employee and range from a zero to a

120% factor based on results, provided that the award of any participant (other than the Chief Executive Officer), when combined with the measure of corporate or operating unit performance, could not have exceeded 150% of his or her target award. Each personal performance percentage generally consisted of two to five objective elements determined on an individualized basis with input from the relevant manager or managers. These elements were generally set during the first quarter of the performance year. The Chief Executive Officer was not eligible for an adjustment based on personal performance, and his award could not exceed $1,500,000. Under the revised AIP that is being submitted to stockholders for approval in this Proxy Statement, for 2008 and subsequent years, awards made to executive officers who may be subject to Section 162(m) of the Internal Revenue Code as of the end of the performance period (including, but not limited to the Chief Executive Officer) ("Executive Officers"), may not be adjusted up or down based on individual performance. In addition, awards to an Executive Officer may not exceed $4,000,000. The Compensation Committee retains the subjective ability to, at any time prior to the final determination of awards, change the target award percentage of any participant (other than the Chief Executive Officer prior to and during 2007, and thereafter other than for Executive Officers). These positive or negative subjective changes to AIP awards have not historically been made. They may be made in the future, however, where the Compensation Committee believes it is appropriate to do so as a result of extraordinary business reasons that are out of the business unit's control. If a change in control of the Company occurs, the Company will pay each participant a cash award equal to the participant's target incentive for the AIP plan cycle then underway (with the payout prorated to the date of the change in control). The Company believes this is appropriate since the impact of a change in control on operating income or other financial targets is unpredictable and could potentially affect participant awards under the AIP. In setting target percentages in 2007, the key consideration was peer group practices with respect to our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. In setting target percentages for our other named executive officers, the key consideration was general industry practices. For 2007, the target award percentages for our named executive officers (other than the Chief Executive Officer) ranged from 60% to 75% of their base salary for the year, and the target award percentage for the Chief Executive Officer was 100%. The 2007 AIP Adjusted Operating Income results equaled approximately 136% to 150% of the named executive officers' targets for 2007. The resulting AIP award, as determined in accordance with the terms of the AIP, for the Chief Executive Officer was $1,119,009 and AIP awards for the other named executive officers ranged from $289,723 to $582,977. Expansion of operating income has been a priority for the Company, and the performance metrics of the AIP reflect that. The Company believes that its strong focus on fundamental operating principles, along with pricing initiatives, cost reductions and choosing the right businesses to be in, have improved the Company's overall business performance. More information about the AIP can be found below under the caption "Non-Equity Incentive Plan Compensation."

        The Company's Policy on Discretionary Performance Compensation (the "PDPC") is a more broad-based annual incentive program than the AIP and includes the Company's named executive officers. Under the PDPC, participants will receive a percentage of their annualized pay rate as of the end of the performance year as a cash incentive. The percentage will be established each calendar year by the Board of Directors or a committee thereof, generally during the first quarter of the performance year. The percentage will be the same for each eligible employee, and will range from zero to two percent. The PDPC is designed to reward employees for performance in the prior fiscal year with a view to encouraging improved performance in future years. The Board of Directors set the percentage at 2% for the 2007 fiscal year if the Company's AIP Adjusted Operating Income equals or exceeds 100% of the target set forth in the AIP. That percentage decreases as the percent of target reached decreases, down to 0% if less than 50% of the AIP Adjusted Operating Income target is reached. Because 2007 AIP Adjusted Operating Income exceeded its target, the percentage payout for the 2007 performance year equaled 2%. More information about the Policy's 2007 performance targets and percentage can be found below under the caption "Non-Equity Incentive Plan Compensation."

  Equity Compensation

        The Compensation Committee believes that key employees, who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value, should have a significant stake in the Company's on-going success. Granting equity of the Company to the named executive officers is accordingly a principal focus of the compensation program. The Company grants equity awards to named executive officers pursuant to the 2006 LTIP. The 2006 LTIP is the Company's principal long-term compensation vehicle, and is designed to link in a meaningful way a substantial portion of executives' compensation to long term enhancement of stockholder value as reflected in share price appreciation. As a general matter, the largest component of each named executive officer's targeted compensation is intended to be 2006 LTIP awards. In addition to providing a significant linkage between each executives' compensation and the Company's stock price, the 2006 LTIP provides the company with a strong long-term retention tool. Current compensation decisions do not take into account the executives' wealth in shares of the Company as the Compensation Committee believes that doing so would produce a disincentive to the executives.

        Prior to 2008, the Compensation Committee generally made its annual grants to named executive officers at its December meetings, with those performance-based grants in respect of the next following fiscal year's performance. Beginning with the 2008 performance year, however, the Compensation Committee will make its annual grants to named executive officers in January of the performance year, with the first such January grant having occurred on January 22, 2008. The purpose for the change was to include employees of Andrew Corporation, the company which CommScope acquired in late December 2007, in the equity incentive grant in respect of the 2008 performance year. By granting equity awards to existing CommScope key employees and key employees who joined the Company as part of the acquisition on the same date, the long term incentives of these two sets of employees would be aligned. Accordingly, no grants to named executive officers were made during 2007.

        In order to maintain flexibility, the 2006 LTIP permits the grant of options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, performance awards and share awards. Named executive officers generally receive grants each year with time-vesting and performance-vesting components. In terms of targeted awards, for the awards granted in 2008, approximately half of the award pursuant to the 2006 LTIP (by value) consisted of time-vesting options granted with an exercise price equal to the closing price of the Company's stock on the date of grant, and the other half consists of performance share units for Messrs. Drendel, Leonhardt and Garrett. For Messrs. Crenshaw and Hally, the awards are divided (by value) approximately two-thirds/one-third between performance share units and stock options, respectively.

        On January 22, 2008, the Compensation Committee approved and made grants to the named executive officers pursuant to the Company's form of Nonqualified Stock Option Agreement (Annual). The form provides for grants of awards pursuant to the 2006 LTIP. The Nonqualified Stock Option Agreement (Annual) used for this grant provides that a grantee has the option to purchase shares of Common Stock, which option generally vests in 1/3 increments on each of the first, second and third anniversaries of the date of grant. The exercise price of these options is $41.22 (which was the closing price of the Company's stock on the date of grant).

        On January 22, 2008, the Compensation Committee also approved and made grants to the named executive officers pursuant to the Company's form of Employee Performance Share Unit Award Agreement. The form provides for grants of awards pursuant to the 2006 LTIP. The Employee Performance Share Unit Award Agreement used for this grant generally provides that a grantee will be eligible to receive shares of Common Stock upon the third anniversary of the date of grant in respect of performance units which have vested as a result of the Company's performance during the applicable performance period. The performance share unit awards are intended to combine short-term performance measures with longer-term value based on share price appreciation, and to provide long-term incentives that are generally comparable to general industry and telecommunications industry practices but with significant upside potential if operating income performance targets are met. For the awards granted in December 2006, the performance metric was the ratio of adjusted operating income to revenue ("LTIP Adjusted Operating Income Ratio"). For awards granted in January 2008, however, the Compensation Committee granted performance share unit awards under which the applicable performance metric was an adjusted operating income performance measure ("LTIP Adjusted Operating Income") rather than the LTIP Adjusted Operating Income Ratio. The reason for this change in performance metric was that the Company believes that an absolute dollar figure reflecting operating income is more easily understood by award recipients than a ratio of operating income to revenue, especially in light of the transforming impact on the Company of the Andrew Corporation acquisition. These award agreements defined this performance metric as "Operating Income (Loss)," as such item appears on the Company's Consolidated Statements of Operations for 2008, increased or reduced by each of the following to the extent that any such item is used to determine "Operating Income (Loss)": (1) impairment charges for goodwill or other long lived assets including fixed assets and investments; (2) any acquisition or divestiture related expenses, gains or losses, including one-time start up and transition costs, amortization of any inventory related fair value adjustments, in process research and development write-offs, incremental depreciation resulting from fair value adjustments to fixed assets acquired in the three months ended December 31, 2007 or later, amortization of intangible assets acquired in the three months ended December 31, 2007 or later, and other business acquisition purchase accounting adjustments; (3) any recoveries or impairments of Brazilian value-added tax receivables (e.g., federal, state, local or other similar value added taxes) recorded as of December 31, 2007 for CommScope Cabos do Brasil, Ltda.; (4) any gains or losses on disposal of long lived assets including property, plant and equipment; and (5) any restructuring costs; with additional adjustments to be made with respect to this determination to reflect any change in accounting standards that affect the calculation of Operating Income (Loss) as reflected on the Company's Consolidated Statements of Operations for 2008. The performance share unit awards granted in January 2008 provide that (1) there is no payment unless performance reaches a threshold of $475 million, (2) if the threshold is reached, the grantee has the potential to vest in 50% of his or her performance share unit awards, (3) if the target of $550 million is hit, the grantee has the potential to vest in 100% of his or her performance share unit awards, and (4) if the Operating Income reaches $625 million or more, the grantee has the potential to vest in up to 150% of his or her performance share unit awards. There is straight line interpolation for performance results between these amounts.

        Although the Compensation Committee has no formal, written policy with respect to timing of option and other equity grants, as discussed above, prior to the 2008 performance year, it made annual grants under the 2006 LTIP to named executive officers in conjunction with the December meeting of the Board of Directors. The meeting dates are generally set during the last quarter of the prior year; therefore, the date of the December Board of Directors meeting is generally set twelve to fourteen months ahead of time. The Compensation Committee may, in a particular instance, consider changing the timing of option grants in order to avoid making such grants shortly in advance of the public release of material information. The Company also occasionally grants options and other equity awards as a recruiting, incentive or retention tool, and therefore on limited occasions there have been grants to new hires and existing key employees made outside of the December meeting (and, beginning with 2008, the January meeting). During the last fiscal year, no named executive officers received grants of equity awards.

  SERP

        The Compensation Committee considers the SERP to be an important long-term retention program as, except for payment upon certain changes in control of the Company, named executive officers must stay with the Company until retirement in order to receive any payments. There are generally no payments of supplemental retirement benefits to named executive officers until they retire at age 55 or older with 10 years of service, or at age 65 without regard to any service requirement. The

SERP is a defined contribution type retirement plan which provides for an allocation each year to a participant's "account." The account accrues interest each year (currently at a rate of 6%). The amount of the allocation each year is based on a participant's base salary and annual incentive paid in respect of the year. Long-term compensation is not taken into account for purposes of the SERP. In general, benefits may be paid in a lump sum or in installments upon retirement. If, however, the participant's employment terminates for any reason other than by the Company for cause within two years after a change in control, SERP participants' SERP payments are made in a lump sum. The Compensation Committee believes that such a feature is appropriate to address concerns of executives regarding the potential for nonpayment of benefits following a change in control. More information about the SERP can be found below under the caption "Nonqualified Deferred Compensation."

  Severance Protection

        The Company, since it became a public company, has had severance protection agreements with its named executive officers (more fully described below under the caption "Potential Payments Upon Termination or Change in Control"). These agreements extend for one year each year unless terminated by either the Company or the covered executive. Beginning in 2008, the Compensation Committee will review and discuss the severance protection agreements annually and advise the Company if they recommend terminating the agreements. They are intended to protect our senior executives from the loss of reasonably expected compensation as a result of a premature termination of employment following a change in control. The severance is payable only if the executive is terminated by the Company without cause or the executive is constructively terminated as a result of adverse actions taken by the Company. The agreements also, by providing a gross-up for certain excise taxes that may be payable by the executive, seek to mitigate unintended tax consequences to the executive. The Compensation Committee considers the agreements and the benefits payable pursuant to them to be comparable to those of other companies of the Company's size.

  Other Elements of Compensation

        Although not part of a formal plan or program, in the past the Company has occasionally granted special cash bonus awards outside of its annual incentive programs. These are targeted awards that are intended to reward specific individuals for performance not addressed by the Company's other programs. Because these types of bonuses are not paid out in the ordinary course, the Compensation Committee considers any such payment a true discretionary bonus rather than an incentive, and more designed to reward employees for exceptional past performance than to provide performance incentives to them. No named executive officers received any discretionary bonuses in 2007.

        As a general matter, the Company does not provide a significant number of perquisites to the named executive officers. However, the Chief Executive Officer is permitted to use Company aircraft approximately 50 hours per year for personal transportation for efficiency and security reasons. In 2007, the majority of the Chief Executive Officer's use of the aircraft related to attendance at Sprint Nextel Corporation board of director and other meetings. In addition, Mr. Drendel received assistance from administrative staff unrelated to business purposes. Mr. Drendel fully reimbursed the Company for the incremental costs of these trips, the administrative assistance and other perquisites.

  Compensation Generally

        Peer Group.    In 2007, the Compensation Committee used peer group data in setting base salary and target bonus percentage with respect to our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, and it used general industry practices with respect to our other named executive officers. Generally speaking, the peer group consisted of publicly traded electronic cable and communications network equipment suppliers, some of which are of similar size as the Company as determined by revenues, geographic scope and other relevant factors. During 2007 the Company's peer group consisted of the following companies: ADC Telecommunications, Inc., Amphenol Corporation,

Andrew Corporation, Anixter International Inc., Arris Group, Inc., Belden CDT Inc., Corning Inc., General Cable Corp., Hubbell Incorporated, Lamson & Sessions Co., Powerwave Technologies Inc., Superior Essex Inc. and Tellabs Inc.

        Beginning with 2008 equity incentives for all named executive officers, the Compensation Committee used general industry and telecommunications industry practices data (rather than just general industry practices data) in establishing awards. The completion of the Company's acquisition of Andrew Corporation in December 2007 doubled the Company's size and significantly increased the complexity of the Company's operations, with new product lines and markets as well as significantly enhanced overseas operations. In addition, the Company competes in an industry that is more complex than it was before the acquisition. As a result, in granting 2008 incentives, the Compensation Committee made this change from the previous practice of reviewing just general industry data.

        Relation Among the Various Elements of Compensation.    When reviewing peer and general industry (and, with respect to the January 2008 equity grant, telecommunications industry) survey data, the Compensation Committee reviews total direct compensation data in assessing the Company's overall competitive position relative to this measure of compensation. Total direct compensation is composed of base pay, targeted equity compensation and annual incentive. However, the Company and the Compensation Committee view the elements of compensation as distinct, and no element is necessarily increased due to another's decreasing since each element is designed to reward or encourage a discrete aspect of Company or individual performance. The structure and, if applicable, the target amounts of each element are set based primarily on market practices of similar companies. How each of these elements of compensation is quantified (except for base salary) is dependent on the applicable objectives of the Company. The annual incentive program is designed to reward relatively short-term internal performance such as earnings growth and revenue growth. The performance share unit awards under the 2006 LTIP are designed to link executive pay with the Company's stock price and focus executives on achieving margin improvement goals; since granting these awards, the Company has seen significant improvement in operating margins. Option awards, for which value is linked to stock price, are designed to encourage long-term growth in stock price. The Compensation Committee also believes that the SERP encourages long-term retention of the executive team.

        Role of Executives in Setting Compensation.    The Compensation Committee approves pay changes for the named and other Section 16 executive officers based on recommendations from the Chief Executive Officer (who does not make recommendations with respect to his own pay changes) and the Compensation Committee's compensation consultant. The Chief Financial Officer, Chief Operating Officer, General Counsel and Senior Vice President of Human Resources also provide assistance to the Compensation Committee through, among other things, preparing analyses of peer group (prior to 2008) and general industry benchmarking (and, with respect to the January 2008 equity grants, telecommunications industry benchmarking), helping to select the companies that constitute the peer group, providing information to the Compensation Committee's compensation consultant, analyzing accounting and tax aspects of compensation matters, analyzing various performance metrics and providing legal analysis of plan documents. Although the Compensation Committee approves the annual grants of equity to named executive officers as well as grants outside of the annual grant cycle to Section 16 officers, the Chief Executive Officer may approve any grants to non-Section 16 new hires and special awards to non-Section 16 key employees (which may be at other times during the year).

        Policies Regarding Tax and Accounting Impacts on Compensation.    Tax and accounting impacts influence compensation in that the Company and the Compensation Committee generally strive to comply with the maximum tax deductibility of each arrangement, and accounting treatment is analyzed before starting a new program or making grants under existing programs. The Company and the Compensation Committee generally attempt to structure the compensation program so that no payments will be non-deductible by reason of the application of Section 162(m) of the Internal

Revenue Code of 1986, as amended (the "Code"). In 2007, no named executive officer's compensation was non-deductible by reason of application of Section 162(m).

        Policies Regarding Hedging Risk of Company Stock Ownership.    The Company's Insider Information and Insider Trading Policy prohibits named executive officers from trading in exchange traded options on the Company's stock and from selling the Company's stock short. The reason is that people who trade in speculative exchange traded options and sell stock short are generally betting that a stock price will move rapidly; therefore, the Company believes that it is inappropriate to do so with an employer's stock because it arouses suspicion that the employee is trading on inside information. The Company does sometimes permit managing the risk of owning Company securities by entering into certain hedging or monetization transactions; however, the Company requires those who wish to enter into such arrangements to obtain approval for the proposed transaction in writing from the Company's compliance officers at least two weeks prior to executing the transaction, and the Company's compliance officers may reject any such request at their sole discretion. The compliance officers have not approved any such hedging transactions for named executive officers.

        Policies Regarding Stock Ownership.    While the Company encourages its directors and officers to be significant stockholders, it does not have any formal stock ownership guidelines. The Company and the Compensation Committee believe that under the equity incentive programs, named executive officers will over time achieve levels of stock ownership that will substantially align their interests with those of stockholders.

SUMMARY COMPENSATION TABLE

        The table below sets forth a summary of the compensation for the years ended December 31, 2006 and December 31, 2007 earned by or paid to the Chief Executive Officer of the Company, the Chief Financial Officer of the Company and the three additional most highly compensated executive officers of the Company, referred to herein as the Company's "named executive officers."

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Nonqualified Deferred Compensation Earnings	All Other Compensation(4)		Total

Frank M. Drendel,	2007	$820,388	—	$891,056	$460,668	$1,136,009	$6,448	$274,939	(5)	$3,589,508

Chairman and Chief Executive Officer	2006	$721,700	$4,400	$471,042	$236,391	$776,549	$5,515	$205,903	(5)	$2,421,500

Jearld L. Leonhardt,	2007	$389,237	—	$200,987	$104,077	$352,786	$2,431	$103,821		$1,153,339

Executive Vice President and Chief Financial Officer	2006	$351,918	$4,400	$102,385	$51,409	$316,213	$2,075	$91,630		$920,030

Brian D. Garrett,	2007	$570,385	—	$312,239	$161,883	$594,977	$3,143	$164,100		$1,806,727

President and Chief Operating Officer	2006	$475,730	$4,400	$148,067	$74,542	$427,463	$2,648	$123,346		$1,256,196

Randall W. Crenshaw,	2007	$354,750	—	$166,320	$42,049	$304,355	$1,175	$90,688		$959,337

Executive Vice President and General Manager, Enterprise	2006	$327,250	$4,400	$89,908	$22,298	$249,631	$929	$139,927	(6)	$834,343

Edward A. Hally,	2007	$321,914	—	$131,974	$33,462	$297,923	$511	$80,468		$866,252

Executive Vice President and General Manager, Antenna, Cable and Cabinets Group	2006	$294,612	$4,400	$71,187	$17,661	$224,734	$284	$91,131		$704,009

(1)
Reflects a transitional bonus paid when the Company changed from its practice of making discretionary profit sharing payments to the PDPC.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 or December 31, 2007, as applicable, in accordance with FAS 123(R), for performance share awards and stock options granted during 2005 (pursuant to the CommScope, Inc. 1997 Long-Term Incentive Plan (the "1997 LTIP")) and performance share unit awards and stock options granted in 2006

  (pursuant to the 2006 LTIP). Assumptions used in the calculation of the 2006 amounts are included in footnote 13 to the Company's audited financial statements for the year ended December 31, 2006 included in the Company's Annual Report on Form 10-K filed with the Commission on March 1, 2007. Assumptions used in the calculation of the 2007 amounts are included in footnote 13 to the Company's audited financial statements for the year ended December 31, 2007 included in the Company's Annual Report on Form 10-K filed with the Commission on February 28, 2008.

(3)
Amounts for 2006 reflect payments in 2007 with respect to the 2006 performance year pursuant to (i) the Company's AIP (described below under the caption "Non-Equity Incentive Plan Information") of $762,115, $309,174, $417,948, $243,086 and $218,842 to Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively and (ii) the PDPC (described below under the caption "Non-Equity Incentive Plan Information") of $14,434, $7,038, $9,515, $6,545 and $5,892 to Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively.

Amounts for 2007 reflect payments in 2008 with respect to the 2007 performance year pursuant to (i) the Company's AIP of $1,119,009, $344,786, $582,977, $297,275 and $289,723 to Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively and (ii) the PDPC of $17,000, $8,000, $12,000, $7,080 and $8,200 to Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively.

(4)
Amounts for 2006 reflect (i) the employer base and matching contribution under the CommScope, Inc. Employees Retirement Savings Plan (the "Employees Retirement Savings Plan") in the amount of $13,200 on behalf of each of Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, (ii) a Company profit sharing contribution of $9,159 to the 401(k) plan account of each of Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, (iii) payment by the Company in 2006 of premiums of $1,299, $633, $856, $672 and $530 for term life insurance on behalf of Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively, and (iv) the annual regular and special credits under the SERP in the amount of $182,245, $68,638, $100,131, $56,100 and $68,242 for 2006 to the accounts thereunder of Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively. More information about the SERP can be found below under the caption "Nonqualified Deferred Compensation."

Amounts for 2007 reflect (i) the employer base and matching contribution under the Employees Retirement Savings Plan in the amount of $13,500 on behalf of each of Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, (ii) payment by the Company in 2007 of premiums of $1,477, $701, $1,027, $639 and $579 for term life insurance on behalf of Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively, (iii) the annual regular and special credits under the SERP in the amount of $258,962, $89,620, $148,573, $75,549 and $66,389 for 2007 to the accounts thereunder of Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively, and (iv) a Company contribution of $1,000 to the Healthcare Savings Accounts of Messrs. Drendel, Garrett and Crenshaw, who elected to be covered by such plan.

(5)
In 2006 and 2007, Mr. Drendel was provided with the following items for which he fully reimbursed the Company for the incremental cost to the Company: personal use of the Company's aircraft, certain club dues, tickets to sporting events and assistance from administrative staff unrelated to the Company's business. No amounts are included for these items.

(6)
Reflects (i) $58,899 representing a tax gross-up payment from the Company to Mr. Crenshaw in 2006 relating to relocation benefits that the Company paid to Mr. Crenshaw in 2005 when he relocated at the Company's request and (ii) $1,897 representing the cost to the Company of tickets to sporting events and a concert that were provided to Mr. Crenshaw.

Employment Agreements

        In November 1988, Mr. Drendel entered into an employment agreement (the "Agreement") with GI Delaware and CommScope NC providing for his employment as President and Chief Executive Officer of CommScope NC for an initial term ending on November 28, 1991. The Agreement provides for a minimum salary, which is less than Mr. Drendel's current salary, and provides that Mr. Drendel will participate in any management incentive compensation plan for executive officers that CommScope NC maintains. Commencing on November 29, 1989, subject to early termination by reason of death or disability or for cause (as defined in the Agreement), the Agreement extends automatically so that the remaining term is always two years, unless either party gives notice of termination, in which case the Agreement will terminate two years from the date of such notice. As of the date of this Proxy Statement, neither party has given notice of termination. Pursuant to the Agreement, Mr. Drendel is eligible to participate in all benefit plans available to other CommScope NC senior executives. The Agreement prohibits Mr. Drendel, for a period of five years following the term of the Agreement, from engaging in any business in competition with the business of CommScope NC in any country where CommScope NC then conducts business. Effective as of the Spin-Off, GI Delaware ceased to be a party to the Agreement.

GRANT OF PLAN-BASED AWARDS DURING 2007

		Estimated Future Payments Under Non-Equity Incentive Plan Awards

Name	Grant Date	Threshold	Target	Maximum

Frank M. Drendel	3/22/07(1)	$574,272	$820,388	$1,500,000

	3/22/07(2)	$8,500	—	$17,000

Jearld L. Leonhardt	3/22/07(1)	$177,103	$253,004	$379,506

	3/22/07(2)	$4,000	—	$8,000

Brian D. Garrett	3/22/07(1)	$299,452	$427,789	$641,683

	3/22/07(2)	$6,000	—	$12,000

Randall W. Crenshaw	3/22/07(1)	$148,995	$212,850	$319,275

	3/22/07(2)	$3,540	—	$7,080

Edward A. Hally	3/22/07(1)	$135,204	$193,148	$289,723

	3/22/07(2)	$4,100	—	$8,200

(1)
Reflects the threshold, target and maximum incentives payable under the AIP for the 2007 performance year if pre-established financial targets are met. The footnotes to the summary compensation table include the incentive that was actually paid under this plan.

(2)
Reflects the threshold and maximum incentives payable under the PDBC for the 2007 performance year if pre-established financial targets are met. The footnotes to the summary compensation table include the incentive that was actually paid under this plan.

Non-Equity Incentive Plan Compensation

        The AIP is the Company's annual cash incentive plan for the Chief Executive Officer and certain other employees, including the named executive officers. Under the AIP in 2007, the Compensation Committee established a target award amount for the named executive officers. The percentage of such amount to be received is primarily based on whether and to what extent the AIP Adjusted Operating Income performance target was met or exceeded. The percentage of such amount to be received is also based on individual performance (in 2007, for all participants other than the Chief Executive Officer) and, if necessary, a reduction so that the aggregate dollar amount of awards as adjusted for individual performance would not increase the aggregate dollar amount of all awards earned by all participants during a performance period. The 2007 AIP Adjusted Operating Income targets for the named executive officers were as follows: a minimum of $148.77 million, a target of $212.53 million, and a maximum of $318.79 million ($387.59 million for the Chief Executive Officer). The executives will begin to earn a bonus award if the AIP Adjusted Operating Income result equals 70% of the targeted amount (i.e., a minimum of $148.77 million). The Compensation Committee set the named executive officers' 2007 percentages of base salary that would be paid if the performance target were met as follows: Mr. Drendel—100%, Mr. Leonhardt—65%, Mr. Garrett—75%, Mr. Crenshaw—60% and Mr. Hally—60%. At the end of the 2007 performance year, the Compensation Committee determined that the AIP Adjusted Operating Income target exceeded the threshold necessary for the named executive officers to receive a payment under the AIP (the AIP Adjusted Operating Income result for 2007 was approximately $289.83 million). Accordingly, in February 2008, the Compensation Committee approved award percentages of base salary in accordance with the terms of the AIP for the 2007 performance year as follows: Mr. Drendel—136.4%, Mr. Leonhardt—88.6%, Mr. Garrett—102.2%, Mr. Crenshaw—83.8% and Mr. Hally—90.0%, which amounts are reflected in the Summary Compensation Table.

        Under the PDPC, the named executive officers have the opportunity to receive a payment in the amount of up to 2% of their annualized pay rate as of the end of the performance year, as annually determined by the Board of Directors (or a committee thereof) in its discretion. In March 2007, the Compensation Committee set the percentage as follows:

  •
  If the Company's 2007 AIP Adjusted Operating Income equals or exceeds 100% of the target established under the AIP (i.e., $212.53 million), the percentage will be 2%.

  •
  If the AIP Adjusted Operating Income is less than 100% of the target but is equal to or greater than 87.5% of the target, the percentage will be 1.75%.

  •
  If the AIP Adjusted Operating Income is less than 87.5% of the target but is equal to or greater than 75% of the target, the percentage will be 1.5%.

  •
  If the AIP Adjusted Operating Income is less than 75% of the target but is equal to or greater than 62.5% of the target, the percentage will be 1.25%.

  •
  If the AIP Adjusted Operating Income is less than 62.5% of the target but is equal to or greater than 50% of the target, the percentage will be 1%.

  •
  If the AIP Adjusted Operating Income is less than 50% of the target, the percentage will be 0%.

        Because the target was met, the named executive officers received a payout of 2% of their base salary in respect of 2007 performance under the PDPC, which amounts are reflected in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards(1)				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested

Frank M. Drendel	56,300	—	$38.38	12/15/2009	—	—

	120,000	—	$17.25	12/14/2010	—	—

	155,000	—	$16.20	2/21/2012	—	—

	136,000	—	$7.93	12/19/2012	—	—

	130,200	—	$15.58	12/19/2013	—	—

	155,600	—	$18.92	12/16/2014	—	—

	49,867	24,933	$19.91	12/14/2015	—	—

	17,034	34,066	$30.42	12/13/2016	—	—

	—	—	—	—	67,800(3)	$3,336,438(3)

	—	—	—	—	43,500(4)	$2,140,635(4)

Jearld L. Leonhardt	22,500	—	$38.38	12/15/2009	—	—

	38,700	—	$17.25	12/14/2010	—	—

	50,000	—	$16.20	2/21/2012	—	—

	33,500	—	$15.58	12/19/2013	—	—

	38,100	—	$18.92	12/16/2014	—	—

	10,800	5,400	$19.91	12/14/2015	—	—

	4,000	8,000	$30.42	12/13/2016	—	—

	—	—	—	—	14,700(3)	$723,387(3)

	—	—	—	—	10,200(4)	$501,942(4)

Brian D. Garrett	32,650	—	$38.38	12/15/2009	—	—

	57,900	—	$17.25	12/14/2010	—	—

	75,000	—	$16.20	2/21/2012	—	—

	130,000	—	$7.93	12/19/2012	—	—

	50,300	—	$15.58	12/19/2013	—	—

	57,100	—	$18.92	12/16/2014	—	—

	15,533	7,767	$19.91	12/14/2015	—	—

	6,634	13,266	$30.42	12/13/2016	—	—

	—	—	—	—	21,150(3)	$1,040,792(3)

	—	—	—	—	16,950(4)	$834,110(4)

Randall W. Crenshaw	18,000	—	$38.38	12/15/2009	—	—

	2,360	2,360	$19.91	12/14/2015	—	—

	1,500	3,000	$30.42	12/13/2016	—	—

	—	—	—	—	12,960(3)	$637,762(3)

	—	—	—	—	7,920(4)	$389,743(4)

Edward A. Hally	3,737	1,868	$19.91	12/14/2015	—	—

	1,200	2,400	$30.42	12/13/2016	—	—

	—	—	—	—	10,260(3)	$504,895(3)

	—	—	—	—	6,300(4)	$310,023(4)

(1)
During their ten-year terms, options generally become exercisable in three equal installments each year beginning on the first anniversary of the date of grant. On August 10, 2005, however, the Compensation Committee accelerated the vesting dates of unvested options held by the named executive officers that were granted in 2003, 2004 and January 1 through August 10, 2005, ahead of the effective date of FAS 123(R).

(2)
Options expire on the tenth anniversary of the date of grant.

(3)
Reflects the number and aggregate market value of performance share awards that were granted on December 14, 2005. Because specified performance goals were met in respect of the 2006 fiscal year, the awards will become payable to the executive on December 14, 2008, provided the executive is an employee at such time.

(4)
Reflects the number and aggregate market value of performance share unit awards that were granted on December 13, 2006. Because specified performance goals were met in respect of the 2007 fiscal year, the awards will become payable to the executive on December 13, 2009, provided the executive is an employee at such time.

OPTION EXERCISES AND STOCK VESTED IN 2007

	Option Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise

Frank M. Drendel	136,000	$4,776,311

Jearld L. Leonhardt	86,000	$2,842,617

Brian D. Garrett	56,319	$1,446,518

Randall W. Crenshaw	49,380	$1,081,834

Edward A. Hally	0	$0

EQUITY COMPENSATION PLAN INFORMATION AS OF FISCAL YEAR END

        The following table includes information with respect to equity compensation plans (including any individual compensation arrangements under which the Company's equity securities are authorized for issuance to employees or non-employees) as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	3,585,122	(1)	$28.45	2,700,699	(2)

Equity compensation plans not approved by security holders	—		—	—

Total	3,585,122		$28.45	2,700,699

(1)
Represents (i) shares of Common Stock to be issued upon exercise of outstanding options granted pursuant to the 1997 LTIP and 2006 LTIP; (ii) shares of Common Stock underlying performance share awards granted pursuant to the 1997 LTIP in respect of the 2006 performance year (reflecting the maximum level of performance); (iii) shares of Common Stock underlying phantom stock granted pursuant to the 1997 LTIP; (iv) shares of Common Stock underlying performance share unit awards granted pursuant to the 2006 LITP in respect of the 2007 performance year (reflecting the maximum level of performance); and (v) shares of Common Stock underlying restricted stock units granted pursuant to the 2006 LTIP. Of the foregoing amounts, only the weighted-average exercise price of the shares of Common Stock to be issued upon exercise of outstanding options is taken into account in column (b).

(2)
Represents shares of Common Stock that may be issued pursuant to restricted stock, restricted stock units, options, stock appreciation rights, performance awards and share awards under the 2006 LTIP, the Andrew Corporation Management Incentive Program and the Andrew Corporation Long-Term Incentive Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Registrant contributions in last fiscal year(1)	Aggregate earnings in last fiscal year	Aggregate balance at last fiscal year end(2)

Frank M. Drendel	$258,962	$128,953	$2,503,998

Jearld L. Leonhardt	$89,620	$48,629	$934,029

Brian D. Garrett	$148,573	$62,853	$1,239,098

Randall W. Crenshaw	$75,549	$23,501	$478,810

Edward A. Hally	$66,389	$10,225	$236,306

(1)
Reflects annual regular and special credits by the Company to the named executive officers' accounts under the SERP. Contributions shown are included in the "All Other Compensation Column" in the Summary Compensation Table.

(2)
Included within the aggregate balance at last fiscal year end are amounts that have been reported in Summary Compensation Tables covering periods from January 1, 2001 through December 31, 2007 as follows: Mr. Drendel—$1,028,699; Mr. Leonhardt—$383,234; Mr. Garrett—$545,190; Mr. Crenshaw—$238,036; and Mr. Hally—$178,789.

Nonqualified Deferred Compensation

        The Nonqualified Deferred Compensation table reflects information about the SERP for 2007. The SERP is an unfunded defined contribution type retirement plan maintained for the benefit of a select group of management and/or highly compensated employees of the Company and its subsidiaries. The SERP provides for (i) an initial credit to a participant's "special account" (which generally equals the product of 5% of such participant's base salary and incentive paid in respect of the year before such employee becomes a participant multiplied by the number of years of service completed while employed in a senior management capacity) and (ii) an allocation each year to a participant's "regular account" (which generally equals 5% of such participant's base salary and annual incentive paid in respect of the year up to a cap, which in 2007 was $225,000, plus 15% of the amount in excess of the cap). The accounts accrue interest each year. For the 2007 plan year and for subsequent plan years until changed by the plan's administrator, the earnings credited to the accounts is 6% per year. It was reviewed (but not changed) in February 2007 and will be reviewed and reset if appropriate not less frequently than every five years. Under the SERP, there are generally no payments of supplemental retirement benefits to named executive officers until they retire at age 55 or older with 10 years of service or at age 65 without regard to any service requirement. A participant generally will receive the full value of his or her account balance upon his or her retirement although the participant may defer receipt of his or her vested account balance pursuant to an initial election or in accordance with the subsequent deferral rules under Section 409A of the Code. If the participant's employment terminates for any reason other than by the Company for cause within two years after a change in control, such participant's payment is made in a lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Protection and Separation Agreements

        The Company has entered into severance protection agreements with its other named executive officers. These agreements continue in effect for a period of two years from January 1 of a given year and are automatically extended for one year on January 1 of each year immediately following the end of the term unless notification is given to either the Company or the executive, except that the term may not expire prior to 24 months following a change in control (as defined in the agreements).

        The agreements provide severance pay and other benefits in the event of a termination of employment within 24 months after a change in control of the Company if such termination is (i) by the Company for any reason other than for cause or disability or (ii) by the executive for good reason (which definition includes, among other things, an adverse change in status or duties, a reduction in salary or benefits, and a relocation of the executive's place of employment by more than twenty-five miles). Such severance pay will be in an amount equal to two times the sum of the executive's then current base salary and the target annual incentive payable to the executive under the Company's AIP for the fiscal year immediately preceding the fiscal year of termination in the case of the Chief Executive Officer and one and one-half times such sum in the case of all other named executive officers. In addition, the Company will pay the executive all accrued but unpaid compensation (which includes items such as salary, bonus, reimbursement for expenses and vacation pay) and a pro rata incentive (calculated up to the executive's termination date). The executive's and his dependents' and beneficiaries' life insurance, disability, medical, dental and hospitalization benefits will be continued for either 24 months, in the case of the Chief Executive Officer, or 18 months in the case of all other named executive officers (in each case, a "Continuation Period"). If, at the end of the Continuation Period, the executive is not employed by another employer (including self-employment), the executive will receive monthly for up to six months, an amount equal to one-twelfth (1/12) of the sum of the executive's base salary (at the rate in effect on the termination date) and the executive's prior year incentive amount, plus continued benefits. The executive will also receive limited reimbursement for outplacement, tax and financial planning assistance and reimbursement for relocation under certain circumstances. The severance pay and benefits provided for under the severance protection agreements shall be in lieu of any other severance pay to which the executive may be entitled under any other severance plan of, or employment agreement with the Company or any of its affiliates. If the executive's employment is terminated without cause (i) within six months prior to a change in control or (ii) at any time prior to the date of a change in control but (A) at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control and who effectuates a change in control or (B) otherwise in connection with, or in anticipation of, a threatened change in control which actually occurs, such termination shall be deemed to have occurred after the change in control.

        If the executive's employment is terminated by the Company for cause or disability, by reason of the executive's death or by the executive other than for good reason, the Company shall pay to the executive his other accrued compensation. In addition, in the case of a termination by the Company for disability or due to the executive's death, the executive will receive a pro rata incentive in addition to accrued compensation.

        The agreements provide for a gross-up payment by the Company in the event that the total payments the executive receives under the agreement, or otherwise (for example, due to accelerated vesting of equity), are subject to the excise tax under Section 4999 of the Code. In such an event, the Company will pay an additional amount so that the executive is made whole on an after-tax basis from the effect of the excise tax.

        The severance payment, pro rata incentive payment under the AIP based on 2006 target, total amount of the salary and bonus continuation following the end of the executives' respective Continuation Periods (which assumes that the executives are not otherwise employed at that time and remain so for six months), value of benefits (during the respective Continuation Periods and for six months thereafter) and gross up payment that would be due to the named executive officers assuming a change in control on December 31, 2007 followed by an immediate termination of employment by the Company without cause, or by the executive for good reason, on the same day, would be as follows:

	Severance Payment	Pro Rata Incentive	Salary Continuation	Value of Medical and Other Benefits(1)	Gross-up Amount

Frank M. Drendel	$2,782,550	$541,275	$695,638	$366,459	$0

Jearld L. Leonhardt	$916,741	$211,151	$305,580	$170,989	$0

Brian D. Garrett	$1,328,160	$285,438	$442,720	$235,772	$1,303,958

Randall W. Crenshaw	$776,438	$163,625	$258,813	$147,508	$0

Edward A. Hally	$835,950	$147,306	$278,650	$163,566	$0

(1)
Reflects the following estimates: (i) $2,000 for each executive for the cost of tax and financial planning reimbursement; (ii) outplacement services reimbursement of $347,819, $152,790, $221,360, $129,406 and $139,325 for Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively, and (iii) benefit continuation with a cost to the Company of $16,640, $16,199, $12,412, $16,102 and $22,241 for Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively.

Equity Awards

        Effect of a Change in Control of the Company.    The 1997 LTIP provides that, subject to an optionee's rights under his or her option or award agreement, in the event of a change in control of the Company (as defined in the 1997 LTIP), all stock options granted pursuant to the 1997 LTIP will become immediately and fully exercisable. The performance share award agreements under which the named executive officers received grants in December 2005 provide that, in the event of a change in control of the Company during the "performance year" (i.e., fiscal year 2006), all performance shares granted pursuant to those award agreements become immediately vested, without regard to satisfaction of the performance goals. Pursuant to the terms of these agreements, in the event of a change in control following completion of the performance year, but before the date they would have otherwise vested, the number of units with respect to which the performance goals were satisfied will become immediately vested.

        The option award agreements under which the named executive officers received grants in December 2006 pursuant to the 2006 LTIP provide that, in the event of a change in control of the Company (as defined in the 2006 LTIP), all stock options granted pursuant to those award agreements will become immediately and fully exercisable. The performance share unit award agreements under which the named executive officers received grants in 2006 pursuant to the 2006 LTIP provide that, in the event of a change in control of the Company during the "performance year" (i.e., fiscal year 2007), all performance share units granted pursuant to those award agreements will become immediately vested, without regard to satisfaction of the performance goals. Pursuant to the terms of these agreements, in the event of a change in control following completion of the performance year, but before the date they would have otherwise vested, the number of units with respect to which the performance goals were satisfied will become immediately vested.

        Effect of Voluntary Retirement.    The option award agreements under which the named executive officers received grants in December 2005 pursuant to the 1997 LTIP provide that, in the event of the grantee's retirement after age 55 with 10 years of service, or after age 65 without regard to service ("Retirement"), the option remains outstanding and will be eligible to vest over its three-year term, provided the executive complies with non-competition and non-solicitation covenants for two years, and perpetual confidentiality and non-disparagement covenants ("Restrictive Covenants"). The performance share award agreements under which the named executive officers received grants in December 2005 pursuant to the 1997 LTIP provide that, in the event of the grantee's Retirement, the award remains outstanding and the executive will vest in the number of shares with respect to which the performance goals were satisfied on the third anniversary of the date of grant, provided the executive complies with the Restrictive Covenants.

        The option award agreements under which the named executive officers received grants in December 2006 pursuant to the 2006 LTIP provide that, in the event of the grantee's Retirement, the executive is eligible to vest in a pro rata portion (based on when during the year the grantee retires) of the number of options that would have become vested on the next occurring anniversary of the grant date, and that portion remains outstanding and vests provided the grantee complies with the Restrictive Covenants. The performance share unit award agreements under which the named executive officers received grants in 2006 pursuant to the 2006 LTIP provide that, in the event of the grantee's Retirement, a pro rata portion (based on the number of months that have elapsed from the date of grant through the termination date) of the units remain outstanding and, on the third anniversary of the date of grant, the executive will vest in that part of the pro rata portion of units with respect to which the performance goals were satisfied, provided the executive complies with the Restrictive Covenants.

        Effect of Termination Due to Death or Disability.    Pursuant to the terms of the both the option and performance share award agreements under which the named executive officers received grants in December 2005 pursuant to the 1997 LTIP, in the event of termination due to death or disability, those awards immediately vest, but in the case of performance share awards, only those awards with respect to which the 2006 fiscal year performance goals were satisfied.

        Pursuant to the terms of the option and performance share unit award agreements under which the named executive officers received grants in December 2006 pursuant to the 2006 LTIP, in the event of termination due to death or disability, those awards immediately vest, and in the case of performance share awards, without regard to satisfaction of performance goals. If, however, the death or disability occurred following the completion of the 2006 performance year, only those performance share unit awards with respect to which performance goals were satisfied would vest.

        The following table sets forth the intrinsic value (i.e., the value based upon the company's closing stock price on December 31, 2007, or in the case of options, the excess of the closing price over the exercise price) of equity awards that would become vested upon a change in control on December 31, 2007, or a termination of employment on December 31, 2007. Where applicable awards would become eligible to vest due to the December 31, 2007 event, but would not actually become vested until their original vesting date depending on whether the named executive officers complied with the Restrictive Covenants, this table assumes compliance. It does not take into account any present value discount to reflect the fact that the award would not actually become vested until such vesting date.

	Change in Control		Retirement(1)		Death or Disability

	Options	Performance Awards(2)	Options	Performance Awards(2)(3)	Options	Performance Awards(2)

Frank M. Drendel	$1,370,637	$4,763,528	$730,537	$4,049,983	$1,370,637	$4,763,528

Jearld L. Leonhardt	$308,540	$1,058,015	$158,220	$890,701	$308,540	$1,058,015

Brian D. Garrett	$476,841	$1,596,865	$227,573	$1,318,829	$476,841	$1,596,865

Randall W. Crenshaw	$125,518	$897,590	—	—	$125,518	$897,590

Edward A. Hally	$99,828	$711,577	—	—	$99,828	$711,577

(1)
Because Messrs. Crenshaw and Hally were not retirement eligible on December 31, 2007, none of their equity would accelerate.

(2)
With respect to the performance unit awards granted in December 2005, the amount reflected is based on the maximum level of performance.

(3)
With respect to the performance unit awards granted in December 2006, the amount reflected is based on the maximum level of performance.

Other Arrangements

        AIP.    Pursuant to the terms of the AIP, in the event of a change in control of the Company (as defined in the AIP), within 60 days thereafter, the Company will pay to each participant immediately prior to such change in control (regardless of whether such participant remains in the employ of the Company following the change in control) a pro rata portion of his or her incentive award for the performance year, assuming that all performance percentages are 100%. Outside the context of a change in control, participants are eligible to receive a pro rata portion of their award if their employment is terminated due to death, disability or retirement (at age 65, or earlier with prior approval of the Company) as long as they had active service for at least three months during the performance period. Accordingly, assuming a change in control, death or disability on December 31, 2007, or, in the case of Messrs. Drendel, Leonhard or Garrett, retirement on December 31, 2007, the payments in respect of AIP awards to the named executive officers would be as follows: $820,388 for Mr. Drendel, $253,004 for Mr. Leonhardt, $427,789 for Mr. Garrett, $212,850 for Mr. Crenshaw and $193,148 for Mr. Hally.

        SERP.    Pursuant to the terms of the SERP, a participant generally will receive the full value of his or her account balance upon termination for any reason once he or she is eligible for Retirement. Messrs. Drendel, Leonhardt and Garrett are currently vested in their SERP accounts, so would receive the amounts shown in the column of the Nonqualified Deferred Compensation table entitled "Aggregate balance at last fiscal year end" were their employment terminated for any reason on December 31, 2007.

        Messrs. Crenshaw and Hally are currently not eligible for Retirement, but would receive the full value of their SERP accounts in several scenarios occurring on December 31, 2007, with such value shown in the column of the Nonqualified Deferred Compensation table entitled "Aggregate balance at last fiscal year end." In the event of a change in control (as defined in the SERP), each participant who is employed by the Company immediately prior to that change in control will receive the full value of his or her account balance in a single lump sum if their employment is terminated for any reason other than by the Company for cause within two years of the date of the change in control. They would also receive their account balances if their employment were terminated on December 31, 2007 due to disability or death (if survived by their respective beneficiaries), or by the Company without cause.

        Payment to the SERP participants generally occurs on the next following January 31 or July 31, except that payments resulting from termination following a change in control or terminations due to disability are paid as soon as practicable following such termination. Participants may generally defer receipt of his or her account balance in accordance with the subsequent deferral rules under Section 409A of the Internal Revenue Code

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

        The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

COMPENSATION COMMITTEE

June E. Travis, Chairperson
Boyd L. George
George N. Hutton, Jr.
Katsuhiko Okubo
Richard C. Smith
James N. Whitson

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company's financial reporting process. The Audit Committee consists of six directors, all of whom are independent within the meaning of NYSE rules and the Company's Corporate Governance Guidelines, and operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate.

        This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2007 with management and the Company's independent public accountants; (ii) discussed with the Company's independent public accountants the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees); (iii) reviewed the written disclosures and letter from the Company's independent public accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with the Company's independent public accountants their independence from the Company.

        The Audit Committee of the Board of Directors has considered whether the provision of non-audit professional services rendered by Deloitte & Touche LLP, and disclosed elsewhere in this proxy statement, is compatible with maintaining their independence.

        Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2007 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

Richard C. Smith, Chairman
Boyd L. George
George N. Hutton, Jr.
Katsuhiko Okubo
June E. Travis
James N. Whitson

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The table below sets forth information as to the beneficial ownership of Common Stock (i) as of February 29, 2008 (except as otherwise specified) by all current directors and the persons listed in the Summary Compensation Table as well as by current directors and executive officers of the Company as a group and (ii) to the best knowledge of the Company's management, based on filings with the Commission pursuant to Section 13(d) or (g) under the Exchange Act, beneficial owners of more than 5% of the outstanding Common Stock. Unless otherwise specified, the address of each person in the table below is in care of the Company.

Name and Address	Shares of Common Stock Beneficially Owned(1)	% of Shares Outstanding Beneficially Owned

Randall W. Crenshaw(2)(3)	24,959	*

Frank M. Drendel(4)(3)	1,397,013	2.05%

Brian D. Garrett(5)(3)	427,598	*

Boyd L. George(6)	55,334	*

Edward A. Hally(7)(3)	5,166	*

George N. Hutton, Jr.(8)	28,667	*

Jearld L. Leonhardt(9)(3)	237,120	*

Katsuhiko Okubo(10)	11,334	*

Richard C. Smith(11)	21,000	*

June E. Travis(12)	57,000	*

James N. Whitson(13)	53,334	*

All current directors and executive officers of the Company as a group (16 persons)(14)	2,444,066	3.54%

Barclays Global Investors, NA(15) 45 Fremont Street San Francisco, CA 94105	5,999,812	8.90%

Wellington Management Company, LLP(16) 75 State Street Boston, Massachusetts 02109.	5,332,243	7.91%

Janus Capital Management LLC(17) 151 Detroit Street Denver, Colorado 80206	4,163,095	6.18%

*
The percentage of shares of the Common Stock beneficially owned does not exceed one percent of the shares of Common Stock outstanding.

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days following February 29, 2008. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days following February 29, 2008 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The table does not include shares of Common Stock subject to options to be awarded in the future under the 2006 LTIP.

(2)
Includes 21,860 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 29, 2008.

(3)
Includes the number of shares of Common Stock which were held by the trustee of the Employees Retirement Savings Plan and were allocated to the individual's respective account under the Employees Retirement Savings Plan as of February 29, 2008 as follows: Frank M. Drendel, 2,490 shares; Brian D. Garrett, 2,381 shares; Jearld L. Leonhardt, 3,092 shares; Randall W. Crenshaw, 2,999 shares; and Edward A. Hally, 229 shares.

(4)
Includes 820,001 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 29, 2008. Also includes 100 shares held by the spouse of Frank M. Drendel and 112,000 shares owned by Drendel Investments, LLC.

(5)
Includes 425,117 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 29, 2008.

(6)
Includes 47,334 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 29, 2008.

(7)
Includes 4,937 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 29, 2008.

(8)
Includes 27,334 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 29, 2008.

(9)
Includes 197,600 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 29, 2008. Also includes 1,000 shares held by the spouse of Jearld L. Leonhardt.

(10)
Includes 10,334 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 29, 2008.

(11)
Includes 20,000 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 29, 2008.

(12)
Includes 45,000 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 29, 2008.

(13)
Includes 47,334 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 29, 2008.

(14)
Includes 1,744,647 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 29, 2008. Includes an aggregate of 39,541 shares of Common Stock which were held by the trustees of the Employees Retirement Savings Plan and were allocated to the current officers' respective accounts under the Employees Retirement Savings Plan as of February 29, 2008.

(15)
Based on information provided in a Schedule 13G filed jointly by Barclay Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG with the Commission on February 5, 2008, reporting beneficial ownership of Common Stock as of December 31, 2007. According to the Schedule 13G, the shares of Common Stock reported beneficially owned were held by these entities in trust accounts for the beneficiaries of those accounts. These entities in the aggregate have sole voting power with respect to 5,212,143 shares of Common Stock and sole dispositive power with respect to 5,999,812 shares of Common Stock.

(16)
Based on information provided in a Schedule 13G filed by Wellington Management Company, LLP ("Wellington Management") with the Commission on February 14, 2008, reporting beneficial ownership of Common Stock as of December 31, 2007. According to the Schedule 13G, Wellington Management, in its capacity as investment adviser, may be deemed to own 5,332,243 shares of Common Stock which are held of record by clients of Wellington Management. Wellington Management has shared voting power with respect to 4,268,921 shares of Common Stock and shared dispositive power with respect to 5,332,243 shares of Common Stock.

(17)
Based on information provided in a Schedule 13G filed jointly by Janus Capital Management LLC ("Janus") and Enhanced Investment Technologies LLC ("INTECH") with the Commission on February 14, 2008, reporting beneficial ownership of Common Stock as of December 31, 2007. According to the Schedule 13G: (i) Janus Capital has an indirect 86.5% ownership stake in INTECH and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC ("Perkins Wolf"); (ii) due to the above ownership structure, holdings for Janus Capital, Perkins Wolf and INTECH are aggregated for purposes of the Schedule 13G filing; (iii) Janus Capital, Perkins Wolf and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as "Managed Portfolios"); (iv) as a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of (with sole voting an dispositive power with respect to) 2,762,600 shares of Common Stock held by such Managed Portfolios; and (v) as a result of its role as investment adviser or sub-adviser to the Managed Portfolios, INTECH may be deemed to be the beneficial owner of (with sole voting an dispositive power with respect to) 1,400,495 shares of Common Stock held by such Managed Portfolios.

PROPOSAL TWO: RE-APPROVAL OF MATERIAL TERMS
OF PERFORMANCE GOALS UNDER THE ANNUAL INCENTIVE PLAN

Purpose of the Proposal

        Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder (the "Code") provide that the Company may not deduct remuneration in excess of $1 million for services performed by any employee who, on the last day of the taxable year, was the chief executive officer or whose compensation is reported in the Summary Compensation Table by reason of being among the three highest compensation executive officers of the Company. The deduction limit described in the preceding sentences will not apply, however, to any compensation that constitutes "qualified performance-based compensation." "Qualified performance-based compensation," which can include compensation derived from cash bonus compensation, is compensation that meets certain conditions under the Internal Revenue Code and the regulations thereunder. One of these conditions is periodic stockholder approval of the material terms of the performance goals under which the compensation is paid.

        The Company's Annual Incentive Plan (the "AIP") contains features designed to comply with this exemption for "qualified performance-based compensation." As such, the Company asks that the stockholders re-approve the material terms of the performance goals to which cash awards may be subject under the AIP to give the Compensation Committee the ability to structure cash bonuses for executive officers who are subject to Section 16 of the Securities Exchange Act of 1934 or who the Compensation Committee determines at the beginning of the year may be subject to Section 162(m) of the Code as of the end of the performance period (each, an "Executive Officer" for purposes of this Proposal Two) as "qualified performance-based compensation." If the Company's stockholders do not approve these material terms at the Annual Meeting, no cash bonuses will be made under the AIP to Executive Officers if such payment would not be deductible to the Company by reason of the application of Section 162(m) of the Code.

Material Terms of the Performance Goals

        The material terms of the performance goals for cash bonus awards under the AIP consist of (i) the class of employees eligible to receive these awards; (ii) the types of business criteria on which the payouts are based; and (iii) the maximum amounts that can be paid during a specified period to any employee for these types of awards under the AIP.

        Eligible Class.    Any of the Company's and its subsidiaries' approximately 875 exempt employees are currently eligible to participate in the AIP for any performance period and for performance periods beginning in 2009 approximately 700 employees of the Andrew Corporation are expected to participate. However, participation is generally limited to those key employees who, because of their significant impact on the current and future success of the Company, the Compensation Committee selects. Under the AIP, Executive Officer means any employee who, as of the beginning of the performance period is an officer subject to Section 16 of the 1934 Act, and (ii) who, prior to determining target awards for the performance period, the Compensation Committee designates as an Executive Officer for purposes of this Plan. If the Compensation Committee does not make the designation in clause (ii) for a performance period, all employees described in clause (i) shall be deemed to be Executive Officers for purposes of this Plan.

        Business Criteria.    To determine the payments of cash bonuses subject to performance goals, the Compensation Committee sets performance goals, target award percentages and financial targets with respect to the Executive Officers of the Company and the Chief Executive Officer sets performance goals, target award percentages and financial targets with respect to all other employees. These goals, percentages and targets will be used to determine awards for specified performance periods, generally one-year in duration unless otherwise designated by the Compensation Committee. Financial targets, for any performance period, may be expressed in terms of (i) stock price, (ii) earnings per share, (iii) operating income, (iv) return on equity or assets, (v) cash flow, (vi) earnings before interest, taxes, depreciation and amortization (EBITDA), (vii) revenues, (viii) overall revenue or sales growth, (ix) expense reduction or management, (x) market position, (xi) total shareholder return, (xii) return on investment, (xiii) earnings before interest and taxes (EBIT), (xiv) net income, (xv) return on net assets, (xvi) economic value added, (xvii) shareholder value added, (xviii) cash flow return on investment, (xix) net operating profit, (xx) net operating profit after tax, (xxi) return on capital, (xxii) return on invested capital, or (xxiii) any combination, including one or more ratios, of the foregoing. Generally, a participant earns an award for a performance period based on the Company's and/or his or her operating unit's achievement of the applicable financial target(s). In addition, the award for any participant (other than an Executive Officer) may be adjusted based on the participant's personal performance.

        Such performance goals may be absolute or relative (to prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. To the extent permitted under Section 162(m) of the Code without adversely affecting the treatment of the cash bonus award as "qualified performance-based compensation," the Compensation Committee may provide for the manner in which performance will be measured against the performance goals (or may adjust the performance goals) to reflect the impact of specified corporate transactions, special charges, foreign currency effects, accounting or tax law changes and other extraordinary or nonrecurring events.

        Maximum Amounts.    The maximum award an Executive Officer may receive for any performance period is $4 million. There is no maximum award for participants other than the Executive Officers.

Other Material Features of the Annual Incentive Plan

  General

        The AIP is intended to provide a means of annually rewarding certain employees based on the performance of the Company and/or its operating units. The AIP is designed to qualify the compensation payable to an Executive Officer under the AIP as "qualified performance-based compensation" eligible for exclusion from the tax deduction limitation of Section 162(m) of the Code. The re-approval by stockholders of the material terms of the performance goals, and the certification by the Compensation Committee that the performance goals and other material terms were in fact satisfied, will be a condition to the payment of compensation to the Executive Officers pursuant to the AIP.

        The principal provisions of the AIP are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by the terms of the AIP, included as Appendix A to this Proxy Statement.

  Purpose

        The purpose of the AIP is to enhance the Company's ability to attract, motivate, reward and retain key employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company's stockholders by providing additional compensation to designated key employees of the Company based on the achievement of performance objectives. To this end, the AIP provides a means of annually rewarding participants primarily based on the performance of the Company and/or its operating units and secondarily based on the achievement of personal performance objectives.

        As discussed above, any of the approximately 875 exempt employees of the Company and its subsidiaries are currently eligible to participate in the AIP for any performance period and for performance periods beginning in 2009 approximately 700 employees of the Andrew Corporation are expected to become eligible to participate. However, participation is generally limited to those key employees who, because of their significant impact on the current and future success of the Company, as selected by the Compensation Committee.

        Generally, to be eligible to receive an award in respect of any performance period, an employee shall have had at least three months active tenure during such performance period and be actively employed by the Company on the award payment date. If an employee other than an Executive Officer becomes a participant during a performance period, such participant's award will be prorated based on the number of days that he or she is a participant, unless the Compensation Committee otherwise determines.

  Administration

        The AIP will be administered by the Compensation Committee with respect to participants who are Executive Officers; provided, however, that with respect to Employees who are not Executive Officers, the Compensation Committee may delegate to the CEO the authority and responsibility to administer the Plan to the same extent as the Compensation Committee (or to such lesser extent as the Compensation Committee may provide). Each member of the Compensation Committee is an "outside director" within the meaning of the regulations promulgated under Section 162(m) of the Code. The Compensation Committee shall have full authority to establish the rules and regulations relating to the AIP, to interpret the AIP and those rules and regulations, to select participants in the AIP, to determine the Company's and, if applicable, operating unit's financial target(s) and each participant's target award percentage for each performance period, to approve all the awards, to decide the facts in any case arising under the AIP and to make all other determinations and to take all other actions necessary or appropriate for the proper administration of the AIP, including the delegation of such authority or power, where appropriate.

  Determination of Awards

        Prior to, or as soon as practicable following, the commencement of each performance period, the Compensation Committee shall determine the employees who will participate in the AIP during that performance period and determine each such participant's target award percentage and the financial target(s) for that performance period.

        Generally, as described above, a participant earns an award for a performance period based on the Company's and/or his or her operating unit's achievement of the applicable financial target(s). In addition, awards for any participant (other than the Executive Officers) may be adjusted based on the participants' personal performance.

  Changes to the Target

        The Compensation Committee, with respect to all participants other than Executive Officers, may, at any time prior to the final determination of awards, change the target award percentage of any participant (other than the Executive Officers) or assign a different target award percentage to a participant (other than Executive Officers) to reflect any change in the participant's responsibility level or position during the course of the performance period.

        The Compensation Committee may at the time financial target(s) are determined for a performance period, or at any time prior to the final determination of awards in respect of that performance period to the extent permitted under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder without adversely affecting the treatment of the award as "qualified performance-based compensation," provide for the manner in which performance will be measured against the financial target(s) or personal performance goal, if applicable, (or to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of an award as "qualified performance-based compensation," may adjust the financial target(s)) to reflect the impact of a stock-split, stock dividend, recapitalization and other changes in the Company's stock, specified corporate transactions, special charges, foreign currency effects, accounting or tax law changes and other extraordinary or nonrecurring events.

  Payment of Awards

        Generally, each award to the extent earned is paid in a single lump sum cash payment and in no event later than two and one-half months following the performance period. The Compensation Committee certifies the amount of the Executive Officers' awards prior to payment thereof.

        If a change of control (as defined in the AIP) occurs, the Company, within 60 days thereafter, pays to each participant an award that is calculated assuming that all performance percentages are 100%, prorated to the date of the change of control based on the number of days that have elapsed during the performance period through the date of the change of control.

  Limitations on Rights to Payment of Awards

        No participant shall have any right to receive payment of an award under the AIP for a performance period unless the participant remains in the employ of the Company through the payment date of the award for such performance period. However, if the participant has active service with the Company or a subsidiary for at least three months during any performance period, but, prior to payment of the award for such performance period, a participant's employment with the Company terminates due to the participant's death, disability or, except in the case of an Executive Officer, retirement or such other special circumstances as determined by the Compensation Committee on a case by case basis, the participant (or, in the event of the participant's death, the participant's estate or beneficiary) shall remain eligible to receive a prorated portion of any earned award.

  Amendment and Termination

        The Compensation Committee may at any time amend or terminate (in whole or in part) the AIP. No such amendment may adversely affects a participant's rights to, or interest in, an award earned prior to the date of the amendment, unless the participant shall have agreed thereto.

  Non-Transferability

        Except in connection with the death of a participant, a participant's right and interest under the AIP may not be assigned or transferred. Any attempted assignment or transfer will be null and void and will extinguish, in the Company's sole discretion, the Company's obligation under the AIP to pay awards with respect to the participant.

  Unfunded Status

        The Plan will be unfunded. The Company will not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of awards.

2007 Awards Made Under the Annual Incentive Plan

        Future awards under the AIP are not determinable because they depend upon certain unknown factors, including the extent to which the financial targets for any performance period are achieved. The following table sets forth information concerning the amounts that have been paid pursuant to the AIP with respect to performance in the year ended December 31, 2007 and have not been determined based on the 2008 target, because this target has been established taking into account the impact of the

Andrew transaction. These awards are not necessarily indicative of the awards that may be made in the future under the AIP.

NEW PLAN BENEFITS

Name and Position	Awards Under Annual Incentive Plan

Frank M. Drendel, Chairman and Chief Executive Officer	$1,119,009

Jearld L. Leonhardt, Executive Vice President and Chief Financial Officer	$344,786

Brian D. Garrett, President and Chief Operating Officer	$582,977

Randall W. Crenshaw, Executive Vice President and General Manager, Enterprise	$297,725

Edward A. Hally, Executive Vice President and General Manager, Antenna, Cable and Cabinets Group	$289,723

All current executive officers as a group (10 persons including those named above)	$3,522,801

All employees, including all current officers who are not executive officers, as a group	$13,431,630

The Board of Directors of the Company recommends a vote "FOR" Proposal Two, re-approval of the material terms of the Performance Goals under the Annual Incentive Plan. Proxies will be voted "FOR" such re-approval, unless otherwise specified in the proxy.

PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed the firm of Ernst & Young LLP as the Company's independent registered public accounting firm to examine the books of account and other records of the Company and its consolidated subsidiaries for the 2008 fiscal year. The Board of Directors is asking the stockholders to ratify and approve this action.

        On February 29, 2008, the Audit Committee completed a process it undertook to consider the selection of the Company's independent registered public accounting firm for the year ending December 31, 2008. The Audit Committee determined it was in the Company's best interests to undertake this process as a result of the Company's acquisition of Andrew Corporation on December 27, 2007. Due to the acquisition, the scope and complexity of the work necessary to complete an audit of the Company's financial statements is expected to be significantly increased. The process undertaken by the Audit Committee included consideration of Ernst & Young LLP, which was the long-standing independent registered public accounting firm for Andrew Corporation, and Deloitte & Touche LLP, which is the firm that the Audit Committee engaged to act as CommScope's independent registered public accounting firm for the years ended December 31, 2007 and 2006, and has been CommScope's long-standing independent registered public accounting firm. The Audit Committee considered such factors as the level of service to be provided by the respective firm, the time and cost associated with either firm learning those parts of the Company's business with which it was not already familiar, and the overall cost for performing the required audit work. On February 29, 2008, upon completion of the selection process, the Audit Committee dismissed Deloitte & Touche LLP as the Company's independent registered public accounting firm and appointed Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008.

        Deloitte & Touche LLP's reports on the Company's consolidated financial statements as of and for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2007 and 2006, and through February 29, 2008, there were no (a) disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche LLP's satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter thereof in connection with its reports for such years, or (b) "reportable events", as defined under Item 304(a)(1)(v) of Regulation S-K.

        The Company has provided Deloitte & Touche LLP with a copy of the disclosures in this section of the proxy statement.

        During the years ended December 31, 2007 and 2006, and through February 29, 2008, neither the Company nor anyone acting on its behalf consulted with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

        Representatives of Ernst & Young LLP and Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be afforded the opportunity, if they so desire, to make a statement or respond to appropriate questions that may come before the Annual Meeting.

        Although such ratification is not required by law, the Board of Directors believes that stockholders should be given the opportunity to express their views on the subject. While not binding on the Audit Committee, the failure of the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm would be considered by the Audit Committee in determining whether to retain the services of Ernst & Young LLP.

Independent Registered Public Accounting Firm

        The following table shows the aggregate fees and expenses billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective worldwide affiliates ("Deloitte") for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal years ended December 31, 2007 and 2006 and other services rendered during the 2007 and 2006 fiscal years:

Fee Category	2007	2006
Audit Fees	$2,623,651	$2,286,202
Audit-Related Fees	856,072	106,090
Tax Fees	1,408,360	1,086,908
All Other Fees	—	—

TOTAL	$4,888,083	$3,479,200

Audit Fees

        Audit Fees consist of the fees and expenses billed by Deloitte for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal years ended December 31, 2007 and 2006 and the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q.

Audit-Related Fees

        Audit-Related Fees consist of the fees and expenses billed by Deloitte for assurance and other services reasonably related to the performance of the audit or review of the Company's financial statements (other than those described above under "Audit Fees") for the fiscal years ended December 31, 2007 and 2006. Such services consisted of planning and implementation assistance related to benefit plans, statutory audits and the Sarbanes-Oxley Act of 2002 and reviews of financial statements and other due diligence services pertaining to potential business acquisitions and dispositions, including accounting and financial reporting matters and merger integration assistance.

Tax Fees

        Tax Fees consist of the fees billed by Deloitte for tax compliance for the fiscal years ended December 31, 2007 and 2006. Tax compliance fees consisted primarily of the preparation of original and amended tax returns, assistance with tax audits and claims for refunds, and tax payment planning services. The Company did not incur any tax consultation and planning fees during the fiscal years ended December 31, 2007 and 2006.

All Other Fees

        The Company did not have any fees billed by Deloitte for products and services other than those described above under "Audit Fees," "Audit-Related Fees" and "Tax Fees" for the fiscal years ended December 31, 2007 and 2006.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by the Company's independent registered public accounting firm (the "Policy") prior to the engagement of the independent registered public accounting firm with respect to such services.

        Under the Policy, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent registered public accounting firm's independence. All audit services, audit-related services and tax services provided by Deloitte & Touche for 2007 and 2006 were pre-approved by the Audit Committee.

        The Board of Directors recommends a vote "FOR" Proposal Three, the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2008 fiscal year. Proxies will be voted "FOR" ratification, unless otherwise specified in the proxy.

STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2009 ANNUAL MEETING

        Stockholders who intend to present proposals at the 2009 Annual Meeting of Stockholders, and who wish to have such proposals included in the proxy statement for such meeting, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, CommScope, Inc., 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602, and such notice must be received no later than November 25, 2008. Such proposals must meet the requirements set forth in the rules and regulations of the Commission in order to be eligible for inclusion in the Company's proxy statement for its 2009 Annual Meeting of Stockholders.

        In addition, under the Company's By-laws, stockholders must comply with specified procedures to nominate directors or introduce an item of business at an annual meeting. Nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by the Company generally not less than 60 days nor more than 90 days in advance of an annual meeting. To be in proper written form, a stockholder's notice must contain the specific information required by the Company's By-laws. A copy of the Company's By-laws, which describes the advance notice procedures, can be obtained from the Secretary of the Company.

SOLICITATION OF PROXIES

        Proxies will be solicited electronically, by mail, telephone, or other means of communication. Solicitation of proxies also may be made by directors, officers and regular employees of the Company. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies from stockholders. Morrow & Co., Inc. will receive a solicitation fee of approximately $6,500 plus reimbursement of certain out-of-pocket expenses. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accordance with the rules of the NYSE, for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitations will be borne by the Company.

STOCKHOLDERS SHARING THE SAME ADDRESS

        If you share an address with another stockholder, you may receive only one set of proxy materials (including the Company's annual report to stockholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call the Company to request a separate copy of these materials from: CommScope, Inc., 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602, Attention: Investor Relations, telephone (828) 324-2200. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call the Company at the above address and phone number to request delivery of a single copy of these materials.

OTHER MATTERS

        The Company knows of no other matter to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

        The Company will furnish, without charge, to each person whose proxy is being solicited, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Commission (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to CommScope, Inc., 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602, Attention: Investor Relations.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for
the Stockholders Meeting to Be Held on May 2, 2008.

The Proxy Statement and Annual Report are available at
http://www.commscope.com/eng/aboutus/investor_relations/index.html

BY ORDER OF THE BOARD OF DIRECTORS,

Frank B. Wyatt, II
Secretary

March 25, 2008
Hickory, North Carolina

APPENDIX A

COMMSCOPE, INC.
ANNUAL INCENTIVE PLAN
(as amended effective March 7, 2008)

        1.     Purpose

        The purpose of the Annual Incentive Plan is to enhance CommScope, Inc.'s ability to attract, motivate, reward and retain employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company's stockholders by providing additional compensation to designated employees of the Company based on the achievement of performance objectives. To this end, the Annual Incentive Plan provides a means of annually rewarding participants primarily based on the performance of the Company and its Operating Units and secondarily based on the achievement of personal performance objectives. The adoption of this Plan as it relates to Executive Officers is subject to the approval of the stockholders of the Company.

        2.     Definitions

          (a)   "Award" shall mean the incentive award earned by a Participant under the Plan for any Performance Period.

          (b)   "Base Salary" shall mean the Participant's annual base salary actually paid by the Company and received by the Participant during the applicable Performance Period. Annual base salary does not include (i) Awards under the Plan, (ii) long-term incentive awards, (iii) signing bonuses or any similar bonuses, (iv) cash payments received pursuant to the Company's Profit Sharing and Savings Plan, (v) imputed income from such programs as executive life insurance, or (vi) nonrecurring earnings such as moving expenses, and is based on salary earnings before reductions for such items as contributions under Section 401(k) of the Internal Revenue Code of 1986, as amended.

          (c)   "Beneficial Owner", "Beneficially Owned" and "Beneficially Owning" shall have the meanings applicable under Rule 13d-3 promulgated under the 1934 Act.

          (d)   "Board" shall mean the Board of Directors of the Company.

          (e)   "CEO" shall mean the Chief Executive Officer of the Company.

          (f)    "Change in Control" means the occurrence of any of the following:

            (1)   An acquisition (other than directly from the Company) of any Voting Securities by any Person, immediately after which such Person has Beneficial Ownership of more than thirty-three percent (33%) of (i) the then-outstanding Shares or (ii) the combined voting power of the Company's then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

            (2)   The individuals who, as of the effective date of the Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board or, following a Merger (as hereinafter defined), the board of directors of (i) the corporation resulting from such Merger (the "Surviving Corporation"), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a "Parent Corporation") or (ii) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

            (3)   The consummation of:

              (i)    A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger in which:

                (A)  the shareholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the Surviving Corporation, if there is no Parent Corporation or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

                (B)  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

                (C)  no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of thirty-three percent (33%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of thirty-three percent (33%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

              (ii)   A complete liquidation or dissolution of the Company; or

              (iii)  The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company's shareholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons;

provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          (g)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (h)   "Committee" shall mean the Compensation Committee of the Board; provided, however, that with respect to Employees who are not Executive Officers, the Compensation Committee may delegate to the CEO the authority and responsibility to administer the Plan to the same extent as the Compensation Committee (or to such lesser extent as the Compensation Committee may provide) and if the Compensation Committee so delegates its authority and responsibility, references herein to the Committee shall be deemed to refer to the CEO to the extent such authority and responsibility has been so delegated.

          (i)    "Company" shall mean CommScope, Inc., its successors and assigns.

          (j)    "Disability" shall mean permanent disability, as provided in the Company's long-term disability plan.

          (k)   "Effective Date" shall mean the date that the Plan is adopted by the Board.

          (l)    "Employee" shall mean any person (including an officer) employed by the Company or any of its subsidiaries on a full-time salaried basis.

          (m)  "Executive Officer" shall mean, for any Performance Period, an Employee who (i) as of the beginning of the Performance Period is an officer subject to Section 16 of the 1934 Act, and (ii) who, prior to determining Target Awards for the Performance Period pursuant to Section 5(a) of the Plan, the Committee designates as an Executive Officer for purposes of this Plan. If the Committee does not make the designation in clause (ii) for a Performance Period, all Employees described in clause (i) shall be deemed to be Executive Officers for purposes of this Plan.

          (n)   "Financial Target", for any Performance Period, may be expressed in terms of (i) stock price, (ii) earnings per share, (iii) operating income, (iv) return on equity or assets, (v) cash flow, (vi) earnings before interest, tax, depreciation and amortization (EBITDA), (vii) revenues, (viii) overall revenue or sales growth, (ix) expense reduction or management, (x) market position, (xi) total shareholder return, (xii) return on investment, (xiii) earnings before interest and taxes (EBIT), (xiv) net income, (xv) return on net assets, (xvi) economic value added, (xvii) shareholder value added, (xviii) cash flow return on investment, (xix) net operating profit, (xx) net operating profit after tax, (xxi) return on capital, (xxii) return on invested capital, or (xxiii) any combination, including one or more ratios, of the foregoing. Financial Targets may be expressed as a combination of Company and/or Operating Unit performance goals and may be absolute or relative (to prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

          (o)   "Financial Target Award Earned", for any Performance Period, shall mean the percentage of Target Awards earned based on the Company's and/or, if applicable, an Operating Unit's achievement of Financial Target(s) for that Performance Period.

          (p)   "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (q)   "Operating Unit", for any Performance Period, shall mean a division, Subsidiary, group, product line or product line grouping for which an income statement reflecting sales and operating income is produced.

          (r)   "Participant", for any Performance Period, shall mean an Employee selected to participate in the Plan for such Performance Period.

          (s)   "Performance-Based Compensation" shall mean any Award that is intended to constitute "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

          (t)    "Performance Period" shall mean the fiscal year of the Company or such time period designated by the Committee at the time that Financial Targets are established and during which the performance of the Company and/or Operating Units will be measured.

          (u)   "Person" shall mean a person within the meaning of Sections 13(d) and 14(d) of the 1934 Act.

          (v)   "Personal Performance Percentage", with respect to Participants (other than Executive Officers) for any Performance Period, shall mean the percentage based on the Participant's personal performance, as determined in accordance with Section 5(e) of the Plan.

          (w)  "Plan" shall mean this CommScope, Inc. Annual Incentive Plan, as from time to time amended and in effect.

          (x)   "Retirement" shall mean (i) retirement at or after age 55 and the completion of 10 years of service with the Company or any of its Subsidiaries, (ii) retirement at or after age 65 or (iii) early retirement with the prior written approval of the Company.

          (y)   "Schedules" for any Performance Period, shall mean the schedules described in Section 5(a) of the Plan.

          (z)   "Subsidiary" shall mean a corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, with the Company being treated as the employer corporation for purposes of this definition.

          (aa) "Target Award", for any Participant with respect to any Performance Period, shall mean the Participant's Base Salary multiplied by his or her Target Award Percentage.

          (bb) "Target Award Percentage" for any Participant with respect to any Performance Period, shall mean the percentage of the Participant's Base Salary that the Participant would earn as an Award for that Performance Period if each of the Financial Target Award Earned and Personal Performance Percentage (if applicable) for that Performance Period is 100%, and shall be determined by the Committee based on the Participant's responsibility level or the position or positions held during the Performance Period; provided, however, that if any Participant other than an Executive Officer held more than one position during the Performance Period, then the Committee may designate different Target Award Percentages with respect to each position and the Award will be pro-rated to reflect the number of days during which such Participant had each Target Award Percentage.

          (cc) "Voting Securities" shall mean, with the voting securities of the Company.

        3.     Eligibility

        Generally, all Employees are eligible to participate in the Plan for any Performance Period. However, participation may be limited to those Employees who, because of their significant impact on the current and future success of the Company, the Committee selects, in accordance with Section 5 of this Plan, to participate in the Plan for that Performance Period. Notwithstanding the foregoing, the CEO shall participate in the Plan in every Performance Period.

        To be eligible to receive an Award in respect of any Performance Period an Employee shall have had at least three months active tenure during such Performance Period and be actively employed by the Company on the Award payment date. The Committee may approve, for Participants other than the Executive Officers and in accordance with Sections 7 and 8 of this Plan, exceptions for special circumstances.

        If an Employee other than an Executive Officer, becomes a Participant during a Performance Period, such Participant's Award will be prorated based on the number of days that he or she is a Participant, unless, with respect to Participants other than Executive Officers, the Committee otherwise determines.

        4.     Administration

        The administration of the Plan shall be consistent with the purpose and the terms of the Plan. The Plan shall be administered by the Committee. Each member of the Committee shall be an "outside director" within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code; provided that if the Compensation Committee has delegated to the CEO any authority or responsibility to administer the Plan with respect to Employees who are not Executive Officers, the CEO shall not be required to be an "outside director." The Committee shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants in the Plan, to determine the Company's and, if applicable, each Operating Unit's Financial Target(s) and each Participant's Target Award Percentage for each Performance Period, to approve all the Awards, to decide the facts in any case arising under the Plan and to make all other determinations and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; provided, however, that the Committee shall not be authorized to increase the amount of the Award payable to a Participant that is an Executive Officer that would otherwise be payable pursuant to the terms of the Plan but may in its sole discretion decrease the amount of an Award that would otherwise be payable to the a Participant that is an Executive Officer pursuant to the terms of the Plan, (and no such reduction may increase the Award payable to any other Participant that is an Executive Officer) and, provided, further, that the Committee shall only exercise such discretion over the Plan and the Awards granted thereunder, to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of any Executive Officer's Award as Performance-Based Compensation.

        The Committee's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company, the Subsidiaries, their respective stockholders and all employees of the Company and the Subsidiaries, including the Participants and their respective beneficiaries.

        5.     Determination of Awards

          (a)   Prior to, or as soon as practicable following, the commencement of each Performance Period, the Committee shall determine the Employees who shall be Participants during that Performance Period and determine each Participant's Target Award Percentage. The Committee shall also establish the Financial Target(s) for that Performance Period (which, with respect to Executive Officers for that Performance Period, shall be established in writing by the earlier of (1) the date on which one-quarter of the Performance Period has elapsed or (2) the date which is 90 days after the commencement of the Performance Period, and in any event while the performance relating to the Financial Target(s) remains substantially uncertain). The Participants, each Participant's Target Award Percentage and the Financial Targets for each Performance Period shall be set forth on a Schedule. The Company shall notify each Participant of his or her Target Award Percentage and the applicable Financial Targets for the Performance Period.

          (b)   Generally, a Participant earns an Award for a Performance Period based on the Company's and/or his or her Operating Unit's achievement of applicable Financial Target(s). In addition, the Award for any Participant (other than an Executive Officer) may be adjusted based on the Participant's Personal Performance Percentage. The Committee may determine that different Financial Targets are applicable to different Participants, groups of Participants, Operating Units or groups of Operating Units with respect to a specific Performance Period. The Committee may also establish a minimum threshold of Company or Operating Unit performance which must be achieved in order for any portion of an Award to be earned for that Performance Period, provided, with respect to Executive Officers for that Performance Period, such threshold is established by the earlier of (1) the date on which one-quarter of the Performance Period has elapsed or (2) the date which is 90 days after the commencement of the Performance Period, and in any event while the performance relating to the Financial Target(s) remains substantially uncertain. Notwithstanding the foregoing, if in any Performance Period a minimum threshold of Company and/or Operating Unit performance is established and the Company's and/or any Operating Unit's actual performance as measured against that minimum threshold would otherwise preclude the earning of Awards for that Performance Period, the Committee may upon consideration of the events of the Performance Period, determine that Awards may be earned by Participants (other than Executive Officers) for that Performance Period.

          (c)   The maximum award an Executive Officer may receive for any Performance Period is $4 million.

          (d)   Awards shall be earned by Participants in accordance with such formula or formulas determined by the Committee consistent with the provisions of this Plan.

          (e)   Personal Performance Percentage.    Executive Officers are not eligible for an adjustment based on personal performance. Each other Participant's performance may be evaluated and a Personal Performance Percentage for such Participant may be recommended for approval by the Committee. If applicable, the Personal Performance Percentage may range from 0 to 120 percent to reflect the Participant's personal performance during the Performance Period; provided, however, that the application of this Section 5(e) shall not result in an increase in the aggregate dollar amount of all Awards earned by all Participants for that Performance Period determined before the application of this Section 5(e).

        6.     Changes to the Target Award Percentage

        The Committee, with respect to all Participants who are not Executive Officers, may at any time prior to the final determination of Awards change the Target Award Percentage of any such Participant or assign a different Target Award Percentage to any such Participant to reflect any change in the Participant's responsibility level or position during the course of the Performance Period.

        The Committee may at the time Financial Target(s) are determined for a Performance Period, or at any time prior to the final determination of Awards in respect of that Performance Period to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of the Award as Performance-Based Compensation, provide for the manner in which performance will be measured against the Financial Target(s) (or to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of an Award as Performance-Based Compensation, may adjust the Financial Target(s)) to reflect the impact of (i) any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Company's stock, (ii) specified corporate transactions (iii) special charges, (iv) foreign currency effects, (v) accounting or tax law changes and (vi) other extraordinary or nonrecurring events.

        7.     Payment of Awards

        As soon as practicable after the close of a Performance Period and prior to the payment of any Award that is intended to constitute Performance-Based Compensation, the Committee shall review each Participant's Award and certify in writing that the applicable Financial Targets have been satisfied. Subject to the provisions of Section 8 of the Plan, each Award to the extent earned shall be paid in a single lump sum cash payment, as soon as practicable following the Performance Period, but in no event later than two and one-half months following the end of the Performance Period. The Committee shall certify in writing the amount of the Executive Officer's Award prior to payment thereof.

        If a Change of Control occurs, the Company shall, within 60 days thereafter, pay to each Participant in the Plan immediately prior to the Change of Control (regardless of whether the Participant remains employed after the Change of Control) an Award which is calculated assuming that all performance percentages are 100 percent, and such Award shall be prorated to the date of the Change of Control based on the number of days that have elapsed during the Performance Period through the date of the Change of Control.

        8.     Limitations on Rights to Payment of Awards

        No Participant shall have any right to receive payment of an Award under the Plan for a Performance Period unless the Participant remains in the employ of the Company through the payment date of the Award for such Performance Period, except as provided in the last paragraph of Section 7 of the Plan. However, if the Participant has active service with the Company or the Subsidiary for at least three months during any Performance Period, but, prior to payment of the Award for such Performance Period, a Participant's employment with the Company terminates due to the Participant's death, Disability or, except in the case of an Executive Officer, Retirement or such other special circumstances as determined by the Committee, on a case by case basis, the Participant (or, in the event of the Participant's death, the Participant's estate, beneficiary or beneficiaries as determined under Section 9 of the Plan) shall remain eligible to receive a prorated portion of any earned Award, based on the number of days that the Participant was actively employed and performed services during such Performance Period.

        9.     Designation of Beneficiary

        A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant's death prior to full payment of any Award hereunder, shall receive payment of any Award due under the Plan. Such designation shall be made by the Participant on a form prescribed by the Committee. The Participant may, at any time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Secretary of the Company. If the Participant does not designate a beneficiary or the beneficiary dies prior to receiving any payment of an Award, Awards payable under the Plan shall be paid to the Participant's estate.

        10.   Amendments

        The Committee may at any time amend (in whole or in part) this Plan. No such amendment which adversely affects any Participant's rights to or interest in an Award earned prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto.

        11.   Termination

        The Committee may terminate this Plan (in whole or in part) at any time. In the case of such termination of the Plan, the following provisions of this Section 11 shall apply notwithstanding any other provisions of the Plan to the contrary:

            (i)    The Committee shall promulgate administrative rules applicable to Plan termination, pursuant to which each affected Participant (other than an Executive Officer) shall receive, with respect to each Performance Period which has commenced on or prior to the effective date of the Plan termination (the "Termination Date") and for which the Award has not yet been paid, the amount described in such rules and the Executive Officers shall receive an amount equal to the amount his Award would have been had the Plan not been terminated (prorated for the Performance Period in which the Termination Date occurred), subject to reduction in the discretion of the Committee.

            (ii)   Each Award payable under this Section 11 shall be paid as soon as practicable, but in no event later than two and one-half months after the Termination Date.

        12.   Miscellaneous Provisions

          (a)   This Plan is not a contract between the Company and the Employees or the Participants. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Employee or any Participant any right to be retained in the employ of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is under any obligation to continue the Plan.

          (b)   A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in Section 9 of the Plan, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay Awards with respect to the Participant.

          (c)   The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

          (d)   The Company shall have the right to deduct from Awards paid and any interest thereon, any taxes or other amounts required by law to be withheld.

          (e)   Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board of Directors or committees thereof, to change the duties or the character of employment of any employee of the Company or any of its Subsidiaries or to remove the individual from the employment of the Company or any of its Subsidiaries at any time, all of which rights and powers are expressly reserved.

COMMSCOPE, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 2, 2008

        The undersigned hereby appoints Frank B. Wyatt, II and Jearld L. Leonhardt and each or either of them his/her attorneys and agents, with full power of substitution to vote as Proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of CommScope, Inc. (the "Company") to be held at the JPMorgan Chase Bank, 270 Park Avenue, 11th Floor, New York, New York 10017 on Friday, May 2, 2008 at 1:30 p.m., local time, and at any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth on the reverse hereof and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated March 25, 2008. If this proxy is returned without direction being given, this proxy will be voted "FOR" Proposals One, Two and Three.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE)
SEE REVERSE SIDE

The Board of Directors recommends that stockholders vote "FOR" Proposals One, Two and Three.

PROPOSAL ONE:	To elect two Class II directors for terms ending at the 2011 Annual Meeting of Stockholders.

FOR all nominees listed below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐

Nominees:	June E. Travis and James N. Whitson
INSTRUCTION:	To withhold your vote for any individual nominee, strike a line through the nominee's name.
PROPOSAL TWO:
Re-approval of the material terms of the performance goals set forth under the Annual Incentive Plan as required under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder.
FOR	☐	AGAINST	☐	ABSTAIN	☐
PROPOSAL THREE:	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2008 fiscal year.
FOR	☐	AGAINST	☐	ABSTAIN	☐
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign the full corporate name by President or other duly authorized officer. If a partnership, please sign in full partnership name by authorized person. If shares are held jointly, both parties must sign and date.
Signature(s):	Date:

Signature(s):	Date:

COMMSCOPE, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 2, 2008

The undersigned hereby authorizes and directs Vanguard Fiduciary Trust Company, as trustee (the "Trustee") of the CommScope, Inc. Employees Retirement Savings Plan (the "Plan"), to vote as Proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of CommScope, Inc. (the "Company") to be held at the JPMorgan Chase Bank, 270 Park Avenue, 11th Floor, New York, New York 10017, on Friday, May 2, 2008 at 1:30 p.m., local time, and at any adjournment thereof, all shares of Common Stock of CommScope, Inc. allocated to the account of the undersigned under such Plan, on the proposals set forth on the reverse hereof and in accordance with the Trustee's discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated March 25, 2008.

THIS PROXY COVERS ALL SHARES FOR WHICH THE UNDERSIGNED HAS THE RIGHT TO GIVE VOTING INSTRUCTIONS TO THE TRUSTEE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN TO THE TRUSTEE BY 5:00 P.M. ON APRIL 28, 2008, THE TRUSTEE WILL VOTE YOUR SHARES HELD IN THE PLAN IN THE SAME PROPORTION AS VOTES RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE)
SEE REVERSE SIDE

The Board of Directors recommends that stockholders vote "FOR" Proposals One, Two and Three.

PROPOSAL ONE:	To elect two Class II directors for terms ending at the 2011 Annual Meeting of Stockholders.

FOR all nominees listed below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐

Nominees:	June E. Travis and James N. Whitson
INSTRUCTION:	To withhold your vote for any individual nominee, strike a line through the nominee's name.
PROPOSAL TWO:
Re-approval of the material terms of the performance goals set forth under the Annual Incentive Plan as required under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder.
FOR	☐	AGAINST	☐	ABSTAIN	☐
PROPOSAL THREE:	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2008 fiscal year.
FOR	☐	AGAINST	☐	ABSTAIN	☐
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign the full corporate name by President or other duly authorized officer. If a partnership, please sign in full partnership name by authorized person. If shares are held jointly, both parties must sign and date.
Signature(s):	Date:

Signature(s):	Date:

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COMMSCOPE, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
COMMSCOPE, INC. 1100 CommScope Place, S.E., P.O. Box 339 Hickory, North Carolina 28602
PROXY STATEMENT
VOTING AND REVOCATION OF PROXIES
PROPOSAL ONE: ELECTION OF DIRECTORS
MANAGEMENT OF THE COMPANY
DIRECTOR COMPENSATION TABLE
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANT OF PLAN-BASED AWARDS DURING 2007
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED IN 2007
EQUITY COMPENSATION PLAN INFORMATION AS OF FISCAL YEAR END
NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE
BENEFICIAL OWNERSHIP OF COMMON STOCK
PROPOSAL TWO: RE-APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE ANNUAL INCENTIVE PLAN
NEW PLAN BENEFITS
PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2009 ANNUAL MEETING
SOLICITATION OF PROXIES
STOCKHOLDERS SHARING THE SAME ADDRESS
OTHER MATTERS
ANNUAL REPORT ON FORM 10-K
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
COMMSCOPE, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 2, 2008
COMMSCOPE, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 2, 2008